2024 Investor Day September 19, 2024

IMPORTANT NOTICES The inclusion of references to P10, Inc. (“P10” or the “Company”) in this presentation is for information purposes only as the holding company of various subsidiaries. P10 does not offer investment advisory services and this presentation is neither an offer of any investment products nor an offer of advisory services by P10. By accepting this presentation, you acknowledge that P10 is not offering investment advisory services. All investment advisory services referenced in this presentation are provided by subsidiaries of P10 which are registered as investment advisers with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, this presentation may be considered marketing materials, in which event it would be marketing materials of each registered investment adviser subsidiary only. To the extent you have any questions regarding this presentation, please direct them to the applicable subsidiary. Registration as an investment adviser does not imply any level of skill or training. This presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation of any security or any other investment product. Any securities described herein have not been recommended by any U.S. federal or state or non-U.S. securities commission or regulatory authority, including the SEC. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. Nothing herein is intended to provide tax, legal or investment advice. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION Some of the statements in this presentation may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as "will," “may,” "expect," "believe," "estimate," "continue," "anticipate," "intend," "plan“ and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are based on our historical performance and reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; our successful execution of business and growth strategies; regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; our ability to make acquisitions and successfully integrate the businesses we acquire; assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 13, 2024, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. CAUTIONARY STATEMENT REGARDING FINANCIAL AND OPERATING PROJECTIONS All financial and operating projections, forecasts or estimates about or relating to the Company included in this document, including statements regarding pro-forma valuation and ownership, have been prepared based on various estimates, assumptions and hypothetical scenarios. Forecasts and projections of financial performance, valuation and operating results are, by nature, speculative and based in part on anticipating and assuming future events (and the effects of future events) that are impossible to predict with certainty and no representation of any kind is made with respect thereto. The Company’s future results and achievements will depend on a number of factors, including the accuracy and reasonableness of the assumptions underlying any forecasted information as well as on significant transaction, business, economic, competitive, regulatory, technological and other uncertainties, contingencies and developments that in many cases will be beyond the Company’s control. Accordingly, all projections or forecasts (and estimates based on such projections or forecasts) contained herein should not be viewed as an assessment, prediction or representation as to future results and interested parties should not rely, and will not be deemed to have relied, on any such projections or forecasts. Actual results may differ substantially and could be materially worse than any projection, forecast or scenario set forth in this document. The Company expressly disclaims any obligation to update or revise any of the projections, forecasts, models or scenarios contained herein to reflect any change in the Company’s expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. FEE-PAYING ASSETS UNDER MANAGEMENT, OR FPAUM FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. USE OF NON-GAAP FINANCIAL MEASURES BY P10, INC. In addition to the Company’s financial results determined in accordance with U.S. GAAP, the Company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity, including, without limitation, Adjusted EBITDA, Adjusted EBITDA Margin, Fee-Related Revenue (“FRR”), Fee-Related Earnings (“FRE”), Fee-Related Earnings Margin, Adjusted Net Income (“ANI”), Fully Diluted ANI EPS and FPAUM. These non-GAAP measures should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included later in this presentation. The Company believes the presentation of these non-GAAP measures provide useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. These non-GAAP measures should not be considered substitutes for net income or cash flows from operating, investing, or financing activities. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Important Disclosures

Opening Comments and Strategic Update Luke A. Sarsfield III – Chairman and CEO

Agenda 8:30 AM Opening Comments & Strategic Update Luke A. Sarsfield III – Chairman and CEO 8:45 AM Network of Strategies Private Equity Solutions Tom Danis, Jr. – Managing Partner, RCP Advisors Private Credit Solutions Michael Korengold – President and CEO, Enhanced Capital Venture Capital Solutions Kate Simpson – Partner, TrueBridge 9:45 AM LP Panel Luke A. Sarsfield III – Chairman and CEO 10:20 AM Break 10:35 AM Growth Levers Luke A. Sarsfield III – Chairman and CEO Arjay Jensen – EVP, Head of Strategy and M&A 11:00 AM Shared Services Mark Hood – EVP, CAO 11:10 AM GPScout Overview Alex Abell – Managing Partner, RCP 11:35 AM Financial Model Amanda Coussens – EVP, CFO and CCO 11:50 AM Outlook & Concluding Remarks Luke A. Sarsfield III – Chairman  and CEO 12:00 PM Questions & Answers 12:30 PM Lunch

Key Messages We have a robust foundation, based on world-class private markets strategies and unique focus and specialized expertise, particularly in the attractive middle and lower-middle market (“MM/LMM”) We have come a long way since our 2021 IPO three years ago, doubling Revenue and nearly doubling Adjusted EBITDA1 We have made significant progress implementing our 2024 strategic initiatives, including building out our leadership team and putting the pieces in place to support execution excellence We believe we have very significant organic and inorganic growth opportunities 1 2 3 4

Level Set – Progress Since IPO 6/30/20211 6/30/20242 CAGR Fee-Paying AUM $14.2B $23.8B 19% Total Revenue $134M $274M 27% Adjusted EBITDA3 $68M $132M 25% Limited Partners 2,400+ 3,700+ 16% Active Commingled Funds 51 64 8%

Optimize Leadership Team / Corporate Organization Head of Strategy and M&A – Arjay Jensen Global Head of Client Solutions – Sarita Narson Jairath Improved Board governance, e.g., first Lead Independent Director, Tracey Benford Drive Increased Organic Growth by Deepening and Expanding Our Client Franchise Raised over $1.5B in FPAUM in 1H24 61% of $2.5B gross target for full year 2024 Key 1H24 highlights: Private Equity Solutions: $515M Venture Capital Solutions: $498M Private Credit Solutions: $500M Re-accelerate M&A Building a process-driven and proactive M&A effort Progress on sourcing / pipeline development Exercising the M&A muscle Increased financial flexibility from recent refinancing Drive Operational Efficiencies Through Collaboration and Data Insights Leveraging holistic view of data and analytics to inform fund performance, KPIs, strategy and product development In February we announced five strategic initiatives for 2024 Level Set – Our Progress Over the Last Year Deliver Enhanced Transparency Introduced FRR, FRE, FRE Margin in 1Q24 Fully-taxed ANI and Fully-taxed ANI EPS More granular fund-level fundraising updates 1 2 3 4 5

Optimizing Our Leadership Team Luke A. Sarsfield III Chairman and CEO Amanda Coussens EVP, CFO and CCO Mark Hood EVP, CAO Arjay Jensen EVP, Head of Strategy and M&A Sarita Narson Jairath EVP, Global Head of Client Solutions In February, we articulated a senior organizational structure with four EVP-level roles reporting directly to the CEO and focused on four critical functional areas: Finance and Compliance Administration and Operations Strategy and Corporate Development Client Solutions and Capital Formation We are thrilled to now have our senior leadership team in place

Level Set – Where We Come From World-class private markets strategies, with long track records of alpha generation Leader in attractive MM/LMM, underpinned by data and insights Large and diverse global client base Compelling business model built on durable FRE

Private Credit Specialized credit strategies focused on the lower-middle market Impact Credit Climate Finance Real Estate Small Business NAV Lending Venture Debt Mezzanine Lending SBIC Lending $5.1B FPAUM 47 Vehicles 54 Inv. Professionals 1980 Inception World-Class Strategies with Long Track Records of Alpha Generation Venture Capital Access to elite, access-constrained opportunities Specialized venture capital opportunities through investments in: Access-constrained venture capital firms Direct investments in select mid- to late-stage technology companies $6.3B FPAUM 20 Vehicles 12 Inv. Professionals 2007 Inception Private Equity Middle and lower-middle market private equity Small buyout PE managers and their portfolio companies Growth capital for middle market alternative asset managers $12.4B FPAUM 44 Inv. Professionals 54 Vehicles 2001 Inception All data as of 6/30/2024

Our equity strategies have all averaged net IRRs in the mid- to high-teens, with secondary and co-invest strategies at RCP in the mid-20%’s Similarly, the weighted average net IRRs of our credit strategies has been ~12% World-Class Strategies with Long Track Records of Alpha Generation Average Net IRR for Funds >5 Years Old (Since 2006)1 Private Equity Venture Capital Private Credit

Capital availability / opportunity imbalance creates attractive competitive dynamic Importance of proprietary data continuously guiding disciplined investment processes Valuations structurally lower Meaningfully less utilization of financial leverage Sourcing more proprietary Opportunities to create value and drive growth Strategies investing in specialized and/or fragmented markets, with a particular focus on the attractive middle and lower-middle market segment Focused Investment Strategies with Leadership in Attractive MM/LMM Investment Strategy Focus People and Culture Data Driving Differentiated Insights Investing Prowess Partner of Choice for LPs Long History of Success

Our global reach, with over 3,700 investors, across 60 countries, has provided critical client insights, leading to innovation in product and strategy development Large and Diverse Global Client Base FPAUM: $23.8B 3,700+ Investors FPAUM: $14.2B 2,400+ Investors Investor Base by Channel As of 6/30/24 As of 6/30/21

Compelling Business Model Built on Durable Fee-Related Earnings FRE-Centric Business Model Highly-recurring, diversified revenues composed almost entirely of management and advisory fees FRR represents 98% of revenue1 FRE represents 98% of Adjusted EBITDA1 Aligned Incentives Carried interest structured to stay overwhelmingly with investment teams to optimize alignment with LPs Leading Investment Performance2 World-class strategies with demonstrated track records of generating durable alpha for our LPs Fundraising / AUM Growth Fees are predominantly on long-term, contractually committed capital Sticky LP base with high re-up rates Weighted-average remaining duration > 7 years Predictable, Stable Earnings Growth Attractive Margin Profile Significant Cash Flow Generation and Capital Allocation Optionality

World class leadership team, focused on execution against our growth plan Where We Are Going – Value Proposition Favorable Secular Trends in Private Markets Leveraging Our Focus and Longevity in Attractive MM/LMM Drives Asymmetric Investment Opportunities Focus on Deepening and Expanding our Large and Diverse Global LP Base Building a Process-Driven, Proactive M&A Effort to Re-accelerate Inorganic Growth Driving Operational Efficiencies and Building for Scale Through Collaboration and Data Insights

Network of Strategies

Private Equity Solutions Tom Danis, Jr. – Managing Partner, RCP Network of Strategies

Introduction to Private Equity Solutions Private Equity Solutions Private Equity Solutions Proprietary data and proven ability to leverage into competitive advantage in sourcing and investment decisions RCP and Bonaccord GP ecosystems are complementary with each other and other strategies Dedicated and disciplined focus on the attractive Middle and Lower-Middle Market Private Equity Primaries, Secondaries & Co-Investment Growth Capital for Alternative Asset Managers

Invest in top-tier North American small buyout PE managers and their portfolio companies Target primary and secondary investments in funds sized from $250M-$1B Target direct exposure to companies with enterprise values of $25M-$500M through co-investments Headquartered in Chicago, IL North American Small Buyout Private Equity Private Equity Solutions 2001 Founded 57 Employees $10.3B FPAUM 3,400+ Portfolio Companies 2,500 Limited Partners 48 Funds Primary Funds Secondary Funds Co-Investments Customized Solutions All data as of 6/30/2024

Private Equity Solutions

RCP Strategy

Investing in top-tier North American small buyout PE managers and their portfolio companies

Primary Strategy

$20M–$100M[1] Committed per manager

- Top North American small buyout managers
- Invest in 10-12 managers
- Diversified portfolios by manager, industry, strategy, and geography

Co-Investment Strategy

$5M–$35M Target co-investments

- Co-invest alongside top managers and lead sponsors in the North American small buyout market
- Diversification by manager, industry, and strategy

Secondary Strategy

~$10M–$50M Deal sizes

- Purchase quality PE interests
- Target LP acquisitions, single assets or portfolios
- Target GP-led recapitalizations and single assets

Small and Emerging Strategy

- Investing in managers who are raising institutional capital generally for their first or second fund who are raising funds of $300M or less in size

Multi-Strategy

- Single source for North American small buyouts exposure across primary, secondary, and co-investment strategies

Customized Solutions

- Provide bespoke private equity separate accounts and investment advice to select clients.

Primary Funds | Secondary Funds | Co-Investments | Customized Solutions

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Since 2006, RCP funds with >5-year-old vintages have on average achieved or exceeded their targeted return ranges RCP’s Exceptional Performance Track Record Average Net IRR for Funds >5 Years Old (Since 2006)1 Private Equity Solutions Net IRR Target: 20-25% 335 bps average premium to S&P 500 returns Net IRR Target: 20-25% Net IRR Target: 14-18%

Mission to be the partner of choice for the world’s leading middle market private markets sponsors and support their institutionalization Non-controlling investments in leading middle market sponsors Private markets strategies with $1B-$10B AUM across private equity, private credit, real estate, and real assets Headquartered in New York, NY with a presence in the U.A.E. and Singapore Growth Capital for Middle Market Alternative Asset Managers 2017 Founded 31 Employees $1.6B FPAUM $67.2B Aggregate Portfolio AUM 900+ Potential GP Targets 15 Current Sponsor Partners Partnering With Exceptional Middle Market Sponsors Private Equity Private Credit Real Estate & Real Assets Private Equity Solutions All data as of 6/30/2024

Private Equity Solutions

Value Proposition

Investors

Private equity investment providing income and growth with defensive downside characteristics

Private credit yields
10-15% annualized yield

Private equity appreciation
+ ~2-3x gross MOIC

Attractive total return potential
Targeting 3-4x gross MOIC, ~25% gross IRR

Sponsors

Proceeds to support further platform development

- Balance sheet capital for increased GP commitment and new product launch
- Succession capital to support expansion of partnership base
- Tax and estate planning

Network and private markets ecosystem to help grow founder-led boutique sponsors into enduring firms

- Thought leadership and best practice sharing
- Strategic capital formation
- Balance sheet optimization
- Talent management
- Branding and marketing

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Compelling Market Dynamics in Lower-Middle Market Private Equity Capital Available by Fund Size1 Universe of Companies by Revenue Size2 8,740 companies w/ revenues >$250M 111,371 companies w/ revenues between $10M and $250M $774B of capital available to PE Funds over $1B $141B of capital available to Funds between $250M to $1B 7% 93% 85% 15% Large Pool of Opportunities Limited Alternatives for Capital Operational Value Add Inefficient Sourcing Favorable Purchase Price Valuations Multiple Arbitrage Exit Flexibility Favorable LP/GP Alignment of Incentives Lower-Middle Market Benefits Target Private Equity Solutions

Private Equity Solutions

Competitive Dynamics in Middle Market Alternative Managers

Attractive competitive dynamics in a large addressable universe

Sponsor-Backed Minority Stakes Segmentation[1]

Average AUM of Acquired Sponsors ($B)


$25
$20
$15
$10
$5
$0
$19.3
$15.0
$12.7
$5.8
BCP Target Segment
Dyal
Blackstone
GS Petershill
Bonaccord

BCP is focused on a differentiated segment vs. other established players

- Other established GP stakes investors typically have a 'large sponsors' bias vs. BCP's targeted mid-market approach

Indicative BCP Addressable Sponsor Universe[2]


Number of Firms
~920 GPs
>15x
~60 GPs
~820
~100
Large Managers >$10B
Mid-Sized Managers $1B-$10B
$5B-10B
$1-5B
Total AUM
~$2.4T
>1.5x
~$1.5T
$1.7T
$0.7T
Large Managers >$10B
Mid-Sized Managers $1B-$10B
$5B-10B
$1-5B

We believe the mid-market opportunity is substantially larger and less competitive than large sponsor opportunity

- Mid-market opportunity is substantially larger with 1.5x addressable AUM
- Targeted committed capital in mid-market focused funds estimated at ~5B[3]
- Targeted committed capital among three largest GP stakes players estimated at ~20B

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Private Equity Solutions

Extremely Complementary General Partner Ecosystems

RCP and Bonaccord GP ecosystems are complementary with each other and with other strategies

AUM of RCP and Bonaccord GP Relationships[1]


BONACCORD CAPITAL PARTNERS
$2.8B-5.9B
RCP/Advisors
$1B-2.7B
$0
$1B
$2B
$3B
$4B
$5B
$6B
$7B

Over half of Bonaccord's Private Equity strategy investments are in managers in which RCP serves as an LP or advisor

VMG

ae Industrial Partners

TRIVEST

SHAMROCK CAPITAL

MSOUTH EQUITY PARTNERS

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Distinct market access, deal flow, and data analytics to navigate private markets Unique Proprietary Data Set Driving Sourcing and Evaluation Differentiation and Provides Asymmetric Information Advantage Private Equity Solutions Overview Unique and extensive proprietary analytics database A competitive edge for systematic sourcing, diligence, and monitoring processes enable more informed investment decisions 20+ years of granular data and analytics at the underlying manager, fund, and portfolio company levels for robust analysis Data-driven Underwriting Unique analytical tools support due diligence and evaluation Ongoing monitoring of a variety of private transactional and operating metrics Proprietary benchmarking at the company level Coordinated Sourcing Coordinated sourcing efforts within a process-driven approach to ensure dialogue with GPs in the ecosystem Annual grading system based on deeply informed qualitative and quantitative analysis Extensive Data Collection: Powerful Database and Business Intelligence Platform 5.6K+ Investment Firms 10.2K+ Investment Funds 47K+ Individual Transactions 31K+ Private Companies 317K+ Financial Metrics

Key Takeaways Private Equity Solutions RCP and Bonaccord are strong and attractive businesses in the middle and lower-middle market with world-class track records that together are highly complementary 20+ years of proprietary data and analytics tools provides a competitive edge for sourcing, due diligence and monitoring, enabling more informed investment decisions and driving consistent outperformance We’ve only begun to leverage the strategic benefits of the linkages between RCP and Bonaccord. The examples we have are powerful and there is a meaningful opportunity to do more within Private Equity Solutions as well as across our strategies more broadly RCP and Bonaccord are both well-positioned to take advantage of favorable market dynamics and new growth opportunities

Private Credit Solutions Michael Korengold – President and CEO, Enhanced Capital Network of Strategies

Each of the Private Credit Solutions strategies is a differentiated private credit firm, with specialization and expertise in market segments with fewer players and less competition than in more conventional credit strategies Each team within Private Credit Solutions brings years of subject matter expertise in their respective domain The experience of each team within the Private Credit Solutions strategies is best reflected in a long, robust track record Each team has designed and implemented a platform for sourcing, diligence, and monitoring suitable investments within their specialized focus area Key Messages Private Credit Solutions

Private Credit Solutions provides diversified exposure to differentiated private credit strategies Introduction to Private Credit Solutions Specialized strategies focused on the middle and lower-middle market Impact Credit Climate Finance Real Estate Venture Debt NAV Lending Small Business Lending Mezzanine Lending 2,500+ Projects & Portfolio Companies 54 Investment Professionals $5.1B Fee Paying AUM Private Credit Solutions All data as of 6/30/2024

Private Credit is projected to grow double digits from 2022 through 2028 Private Credit Solutions Compelling Market Dynamics Expected CAGR by Asset Class 10% 7% 14% 11% ($T) Private Credit Solutions Private Credit Venture Real Assets Private Equity

Provides Project Finance loans to developers of Climate and Impact Real Estate projects, and corporate loans to Small Business Owners Focus: Project Lending - Loans to developers of renewable energy projects and historic building renovations, secured by incentives Small Business Lending – Cash flow and asset-based loans to small businesses located in underserved areas in the U.S. Targets market-rate returns through strategies that provide diversified, uncorrelated returns, downside protection and high barriers to entry Offices in New York, NY and New Orleans, LA Project Lending/Small Business Lending 1999 Founded 36 Employees $2.0B FPAUM 1,400+ Transactions 40 States in which Enhanced has executed transactions 950+ Projects and Businesses Financed Impact Every Enhanced investment fulfills one or more of the following Impact objectives: Underserved Communities Under-represented Populations Environmental Sustainability Community Development Programs Private Credit Solutions All data as of 6/30/2024

Eligible Projects Project Financing Timing Enhanced Capital makes loans to developers of projects that generate tax credits or other incentives, which are sold upon project completion to repay Enhanced Capital’s loan Enhanced Project Lending Enhanced Capital makes a loan to the project developer to build or complete the project, secured by the tax credit or incentive Impact Project examples: Solar projects; Historic building preservation When the project construction is complete, the tax credit or incentive is sold, and the proceeds repay Enhanced Capital’s loan Private Credit Solutions

Enhanced supports community development and growth opportunities for small businesses throughout the U.S. by providing senior and subordinated debt financing solutions Enhanced Small Business Lending 69% Invested in underserved communities2 400+ Total businesses 30,000+ Jobs supported1 40% Invested in under-represented owned/ managed businesses3 Private Credit Solutions All data as of 12/31/2023

Provides NAV loans to portfolio companies of financial sponsors (PE and VC funds) supported by a sponsor fund guaranty Focus: Lower-middle market funds ranging from $200 million to $1.5 billion Funds based in North America & Europe Headquarters: New York, NY NAV Lending 2013 Founded 11 Employees $0.8B FPAUM 120+ Transactions Completed (since inception) 59 Sponsors (since inception) 4 Funds Targeting 20-30 loans per fund to create a diversified, cash-yielding portfolio Private Credit Solutions All data as of 6/30/2024

NAV Lending provides capital to Funds when liquidity is low: when funds hit middle-age NAV Lending Demand Drivers Available Fund Capital Fund Age NAV Dry Powder Opportunity Value-creation period for portfolio companies when fund’s liquidity is low Capital Call Lines NAV-Based Loans End of Life / Secondaries 5 years 10 years 14 years Private Credit Solutions

Growth trends support the continued adoption of NAV loans as funds near or past their investment periods must still support portfolio companies requiring capital Hark focuses on the lower-middle market which has significant barriers to entry and limited competition Large market opportunity with over 1,000 PE funds raised in target funds in the U.S. and Europe Strategy complements P10’s private equity strategies that also focus on the middle and lower middle market NAV Lending is a Growing Asset Class NAV facilities have grown 30% per annum for the past 5 years Private Credit Solutions

Provides loans to venture-backed companies in a senior secured position, receiving warrants to maximize upside Focus: Young, growing companies (seed to IPO stage) in the U.S. Partners with exceptional management teams and trusted VCs Headquarters: Silicon Valley with team members in New York, NY, Los Angeles, CA, and Boston, MA Venture Debt 1980 Founded 33 Employees $1.7B FPAUM 1,480+ Portfolio Companies ~300 Portfolio Companies per Fund 11 Institutional Funds Past Portfolio Companies1 Private Credit Solutions All data as of 6/30/2024

Venture debt provides Private Equity-like performance with Private Credit-like risk Venture Debt Overview Private Credit Credit losses that mirror liquid and private credit Senior secured position Interest and amortization provide regular cash flow Diversified through hundreds of portfolio companies Active monitoring of investments Extensive experience in restructures and workouts Private Equity Warrants received provide upside in excess of interest earned on loans Innovative solutions maximize upside and protect against volatility Portion of funds invested in opportunistic equity investments Opportunity to participate in venture with minimal exposure to valuation fluctuations Private Credit Solutions

Provides a range of debt and equity capital solutions for buyouts, recapitalizations and acquisitions Focus: Target sponsor-backed companies with $3M-$20M in EBITDA Flexible debt and equity co-investment capital to growth-oriented, sector-diverse businesses Utilize SBIC debenture program (low-cost fund level leverage) Headquarters: Winston-Salem, NC Flexible Debt Solutions 1997 Founded 28 Employees $1.1B FPAUM1 80+ Portfolio Companies 50+ Sponsors 4 Funds Unitranche debt Second lien debt Equity co-investment Subordinated debt Private Credit Solutions All data as of 6/30/2024

Private Credit Solutions provide diversified exposure to attractive, specialized, and differentiated private credit strategies Key Takeaways Each of the Private Credit Solutions strategies is a differentiated private credit firm, with specialization and expertise in market segments with fewer players and less competition than more conventional credit strategies Private Credit Solutions includes Enhanced, which is a private credit strategy, first and foremost, through its project lending and small business lending verticals All of the Private Credit Solutions strategies operate in middle and lower-middle market segments that are substantial, with significant room to grow The differentiated strategies that make up Private Credit Solutions have unique market dynamics that reward first movers and long-time participants There are meaningful opportunities to grow inorganically and organically, including by providing investors with access to Private Credit Solutions as a whole Private Credit Solutions

Venture Capital Solutions Kate Simpson – Partner, TrueBridge Network of Strategies

Venture Capital Solutions Focus on premier, hard-to-access VC investments Data advantage gained through our unique partnerships Diversified portfolio with access to each stage of the venture life cycle Proven performance across vehicles Innovation investing requires more than capital. We have decades of experience focused solely on venture and have worked hard to gain a central position in the venture ecosystem that allows us to act as connector, collaborator, and advisor to the world’s elite VCs, LPs, and founders. Partnering with TrueBridge

TrueBridge is solely focused on venture capital. We provide opportunities for limited partners to gain venture exposure through fund and direct investments via our deep platform. Access Across the Venture Class $6.3B FPAUM Premier VC Funds Secondary LP Stakes Blockchain Funds Seed & Micro-VC Funds Customized Solutions Top Tech Companies Secondary Directs Blockchain Companies Fund Investing Strategy Direct Investing Strategy Venture Capital Solutions All data as of 6/30/2024

TrueBridge Investment History Accel Battery Ventures Founders Fund KPCB Bain Ventures CRV Andreessen Horowitz Redpoint Ventures Emergence Capital First Round Capital Lowercase Capital Undisclosed Premier Benchmark Capital Pear Ventures ZhenFund Y Combinator Thrive Capital Craft Ventures QED BoxGroup Addition Original Capital Point Nine Alt Capital Framework Uncorrelated LifeLock Palantir Coupang Slack Coinbase Notion Rippling OpenAI First fund investment First direct investment First seed fund investment First secondaries fund investment First blockchain investment 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 First Customized Solution Venture Capital Solutions

Venture Capital Solutions

Differentiation: Network

Our innovative partnerships create competitive advantages that result in access to elite managers and tech companies and provide us with deep industry insights.

Expansive Network

150+ VCs and industry professionals personally invested with TrueBridge

100+ Emerging leaders in venture capital attend TrueBridge NextGen events

100+ Leading seed managers have participated in SeedCrush survey and conference

Corporate Partners

Gorilla, Vanguard, Mitsubishi, bp Castrol, Mission Essential, SOZO Ventures, Ashley HomeStore, Lowe's, MetLife, syngenta

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Venture Capital Solutions

Differentiation: Forbes Partnership

Forbes

We've partnered with Forbes since 2011 to provide data-driven analysis to its most prestigious industry lists.

We have been Forbes' data partner for more than a decade, working with them to publish the Midas List of the world's top venture capitalists and authoring a venture-focused column on Forbes.com. We subsequently helped Forbes launch Midas List Europe, Midas Seed List, Midas Brink List and the Next Billion-Dollar Startups.

Next Billion-Dollar Startups

In 2015, TrueBridge helped Forbes launch Next Billion-Dollar Startups which highlights the 25 fastest-growing venture-backed startups it believes are most likely to reach a $1 billion valuation and become industry "unicorns."

Midas List (Global, Europe, Seed)

The Forbes Midas List is a data-driven list that leverages deal information across hundreds of funds and thousands of deals to present the most accurate, comprehensive ranking of the world's top investors each year. TrueBridge is proud to be the data engine behind the Midas List.

Brink List

In conjunction with the Midas List, TrueBridge also co-publishes the Brink List with Forbes, which highlights up-and-comers in the venture industry – individuals leveraging their diverse backgrounds and perspectives to shape the industry in years to come.

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Venture capital has generated compelling returns relative to public markets, both in recent years and over long periods of time. Venture is a Historically Attractive Asset Class… Upper quartile venture capital performance by IRR Venture Capital Solutions

While venture funds as a whole have historically outperformed other asset classes, top venture funds significantly outperform average manager returns. …But Manager Selection is Key Return Dispersion Average annual manager return as of December 31, 2020 60% 45% 30% 15% 0% -15% Global RE Global PE Global VC Hedge Funds US SC Growth US LC Growth US SC Value Global ex U.S. Eq US LC Value Actively Managed Long-Only Strategies Alternative Asset Strategies 5th Percentile - 25th Percentile 2nd Quartile 3rd Quartile 75th Percentile - 95th Percentile Median Venture Capital Solutions

Track record of performance and/or personal success High-quality deal flow Ability to add value to portfolio companies Deep and broad networks Strong domain expertise Structural competitive advantages Successful generational transition We target high-performing, access-constrained VC firms with strong track records of performance and proven teams and strategies, as well as emerging firms with unique characteristics and track records of personal success1 Flagship Fund Investments Venture Capital Solutions

Target access to best-in-class opportunities Consistent performance Over a long period of time / across multiple market cycles Complementary cash flow and return profile across strategies Exceptional Performance and Long-Term Track Record Average Net ROIC Average Net IRR Venture Capital Solutions

Venture market rationalization driving a flight to quality Public valuations are high but concentrated; VC valuations are down The exit market is limited, with potentially increased activity over the next year Historically the best companies are formed during periods of distress Where is the Venture Market? We believe AI represents a massive opportunity 1 2 3 4 5 Venture Capital Solutions

Key Takeaways TrueBridge is a leader in fund of fund venture capital investing with a long history of delivering durable alpha  With its unique role in the venture ecosystem and proven sourcing and investment processes built on trusted relationships, TrueBridge delivers clients exposure to access-constrained investment opportunities Innovation never stops, so we believe it’s always a great time to invest in venture when you have access to the best funds Venture Capital Solutions

LP Panel Hosted by Luke A. Sarsfield III – Chairman and CEO

Kris Kapoor CIO, Bakala Capital Presenters Josh is a member of the Firm’s Private Markets Research Group, leading the coverage of Private Equity strategies. He is responsible for conducting manager due diligence, providing educational overviews to clients and constructing investment plans for implementation in client portfolios. Josh is also a member of the Firm’s Equity Beta Group and Strategic Healthcare Team. Prior to joining NEPC in 2018, Josh spent a decade at Liberty Mutual, deeply involved in their private markets portfolio. In his time with the Firm, Josh has brought his outstanding expertise and vast network in Venture Capital. He has significantly raised the bar of how this important area is covered for NEPC clients. Josh was promoted in January of 2024 and is someone consultants and clients across NEPC rely on for his PE expertise. Josh has been involved in fulfilling important PE mandates that help NEPC to differentiate its capabilities and win new business. Josh has a natural leadership style and is a strong mentor to the members of the PE team. Josh received his M.B.A. from the Olin Graduate School of Business at Babson College, and his B.S. in Finance from Quinnipiac University. Joshua Beers Partner, Head of Private Equity Investments, NEPC, LLC

Kris Kapoor CIO, Bakala Capital Woodson Whitehead Partner, Green Square Wealth Joshua Beers Partner, Head of Private Equity Investments, NEPC, LLC Presenters Glen Gardner is Chief Investment Officer at Equitable. Mr. Gardner is responsible for the overall investment strategy for the company’s General Account, including oversight of public and private credit, structured fixed income, real estate debt, and alternative assets. He is also the Chairman of the Investment Committees for the company’s pension and 401(k) plans. Mr. Gardner previously served as Equitable’s Deputy CIO for Equitable’s General Account since the company’s IPO in 2018, where he was responsible for developing and implementing investment and asset allocation strategies as well as monitoring portfolio performance. Mr. Gardner has more than 35 years of experience and an accomplished history at Equitable and AXA Equitable. He served in key leadership positions for driving investment performance and active duration management strategies and private equity investing throughout his career. Mr. Gardner received a B.S.B.A from Georgetown University, magna cum laude. Glen Gardner CIO, Equitable

Presenters Kris Kapoor CIO, Bakala Capital Kris Kapoor is CIO for Bakala Capital, where he works with a strong team of investment professionals to manage a globally diversified, multi-asset class portfolio. Prior to joining the group, he was CIO at Furman University, his alma mater, for 15 years. Prior to Furman, Kris worked for BB&T Asset Management and Michelin North America, where he was Vice President/Portfolio Manager and Manager of Pension Investments, respectively. Kris brings a patient, disciplined approach to long-term asset management and is a strong believer in building a strong team culture that best serves the mission of Bakala Capital. Kris is a CFA charterholder. He graduated from Furman University with a Bachelor’s degree in Business Administration and later attended Thunderbird, where he received an International MBA, which he earned with distinction. Kris lives in Greenville with his wife and they have two adult children. He enjoys golf, hiking and traveling with his family and friends.

Joshua Beers Partner, Head of Private Equity Investments, NEPC, LLC Kris Kapoor CIO, Bakala Capital Presenters Woodson Whitehead is a partner at Green Square Wealth Management. Woodson works with Green Square families to develop their investment strategies and manages the firm’s asset allocation process. Woodson joined Green Square in 2013 after working for Credit Suisse, where he advised on and executed more than $15 billion of leveraged finance transactions. Previously, he was with Deloitte & Touche, where he primarily provided audit and attestation services to companies in the financial services industry. Woodson received his Master of Business Administration degree from the Darden School of Business at the University of Virginia. At Southern Methodist University, he received his Bachelor of Business Administration and Bachelor of Arts degrees in Economics, with honors, as well as his Master of Science degree in Accounting. Woodson is a CPA and holds a Series 65 license. Woodson Whitehead Partner, Green Square Wealth

Presenters Kris Kapoor CIO, Bakala Capital Joshua Beers Partner, Head of Private Equity Investments, NEPC, LLC Woodson Whitehead Partner, Green Square Wealth Glen Gardner CIO, Equitable

Growth Levers Luke A. Sarsfield III – Chairman and CEO Arjay Jensen – EVP, Head of Strategy and M&A

Well-Positioned to Utilize Variety of Levers to Drive Growth Attractive Private Markets Ecosystem Robust Foundation for a Range of Levers to Drive Organic and Inorganic Growth Leader in attractive MM/LMM, underpinned by data and insights Large and diverse global client base World-class private markets strategies with long track records of alpha generation Compelling business model built on durable FRE

Our organic growth initiatives build on a large and diverse global LP base with a focus on deepening the relationships as well as broadening them by pursuing new investment vehicles and distribution channels. Large and Diverse Global LP Base Supports Growth Vectors FPAUM Investor Base by Channel Growth Vectors Regular-way LP growth    (2,400+  3,700+ LPs)2 Deeping LP relationships Broadening our LP base through new investment vehicles and distribution channels Professionalizing our processes to create a world-class organic growth engine Observations We have a large and diverse global LP base across our strategies and product offering We have primarily gone to market with commingled funds We’re in the early stages of building a world-class distribution platform at the corporate level Investor Base by Channel1

Deepening LP Relationships

Our strategies have a demonstrated ability to grow their LP bases, and our clients are loyal with high re-up rates. Today we have little investor crossover, which we view as a significant opportunity.

LP Count Since IPO


16% CAGR
2,400
2,700
3,400
3,700
6/30/2021
6/30/2022
6/30/2023
6/30/2024

Further, our LPs are loyal with high re-up rates. In funds launched since 2022, about 85% of the AUM raised has come from LPs which had been in a previous fund of that strategy

- Fewer than 5% of our LPs have invested across multiple strategies while part of the P10 platform
- Clear examples of success:
  - Historical RCP Advisors client
    - ~$100M with RCP
    - Introduced to Hark in 2023
    - ~$25M to Hark IV
    - ~$15M to RCP Small and Emerging Manager
    - Current Interest noted for Five Points Credit Fund V

Significant opportunity as we establish a distribution team at the P10 corporate level to work with our strategy teams

64

Broadening through New Vehicles and Channels Non-Commingled Commingled Funds & Enhanced 2023 AUM and Management Fees by Vehicle Type FPAUM Management Fees 108 bps 58 bps 33 bps 121 bps 40 bps 88 bps 1 1 Avg. Fee Rate Observations Separate accounts represent a much larger part of our peers’ AUM and Management Fees High performance across unique private markets strategies provides compelling value proposition to consider other products / wrappers Potential Growth Opportunities Delivering broader offering to larger institutional investors Large Pensions Sovereign Wealth Insurance Opportunity to grow AUM through greater emphasis on separate account relationships Partnerships to access retail / HNW investors Private Credit vehicle

Building a process-driven and proactive M&A effort Improved probabilities of success Programmatic M&A associated with higher shareholder returns Sourcing / pipeline development Existing dialogues / relationships Bottoms-up sourcing channels (our own strategies and third parties) Top-down identification and sourcing What does an acquisition look like? Targeted transaction structure and philosophy Strategic value proposition Focus areas – asset classes, geographies and types of transactions Re-accelerating M&A with a Process-Driven, Proactive Approach Intention to be a partner of choice for premium assets with ability to deliver value and align incentives 1 2 3

Targeted Transaction Structure and Philosophy What we are buying Continued focus on alignment of incentives Generally, 100% of fee-related earnings Small percentage of future carry related to future funds Consideration mix Continued focus on importance of stock ownership with lock-up release over time Other structural considerations Earnouts: Open to earnouts appropriately sized and structured Current and future value to next generation Pro forma impact Pro forma business profile Growth profile AUM, FRR, FRE by strategy type (PE, venture, credit), asset class, vehicle type Fully-taxed ANI EPS accretion Our strategic value proposition Dynamic private markets ecosystem Shared services driving operational efficiencies Data insights informing fundraising efforts Strategic planning and support, including M&A

Tuck-Ins / Smaller Transactions in Directly Adjacent Areas (Near- and Medium-Term) Strategic Transactions to Grow Franchise and Capabilities (Near- and Medium-Term) Transformational Transactions (Longer-Term) Where We are Spending Time Now and Looking Forward Distribution capabilities M&A Archetypes Team lift-outs Tuck-ins to existing strategies Smaller transactions in directly adjacent areas Geographic expansion through franchises complementary to more scaled U.S. strategies (e.g., PE Fund of Funds & Venture) Asset Class Whitespace Private Credit Lower Middle Market Direct Credit Asset Backed Real Assets Selected Infrastructure Selected Real Estate

Successful transactions will result from our ability to check the key boxes of (i) strategic objectives, (ii) team / culture / alignment and (iii) financial objectives. Bringing It Together – Strategic, Cultural and Financial Pro Forma Impact / Financial Targets Pro forma growth and operating profile Pro forma financial profile Earnings accretion Team / Culture / Alignment Team culture / values Investment performance oriented Transaction framework alignment with objectives Next generation Strategic Objectives Nearby asset class adjacencies (standalone or tuck-in) International expansion complementary to existing strategies Asset class white space Distribution capabilities

Key Takeaways We have a robust foundation upon which to further build and accelerate growth including (i) world-class private markets franchises with proven track records of delivering durable alpha and (ii) a large and diverse global client base We see significant organic growth through deepening existing LP relationships as well as broadening our investor base by introducing new vehicles and channels We are re-accelerating M&A with a process-driven, proactive approach and our goal is to become a partner of choice for premium assets with the ability to deliver value and align incentives We are focused on near-term opportunities as well as planting seeds for the future – we will be disciplined; what fits strategically and works financially will evolve

Overview of Qualitas Funds

P10 to Expand Internationally with Acquisition of Qualitas Funds

Company Overview

- Qualitas Equity Funds SGEIC, S.A. (“Qualitas Funds”) is a leading European private equity fund-of-funds manager based in Madrid, Spain with ~$1 billion in fee-paying assets under management
- Qualitas Funds focuses on European private equity funds in the lower mid-market, typically with funds < €500M
    - Extremely complementary with RCP Advisors
- Existing relationships with P10’s RCP Advisors and Hark Capital
    - Joint venture with RCP Advisors began in 2017
    - Collaboration in NAV lending opportunity with Hark
- Expansion into direct (co-investment) and NAV lending strategies
- Wholly-owned by Founders and Managing Partners, Eric Halverson and Sergio Garcia, who will continue to run the business day-to-day

Fee-Paying Assets Under Management ($Bn)



Direct
Primary
0.1
0.3
0.3
0.5
0.6
0.8
>1.0
2018A
2019A
2020A
2021A
2022A
2023A
2024E

AUM Mix by Investor

FPAUM[1] (6/30/2024): ~$1Bn | LP Count of 1,300+



HNWI 42%
Family Office 43%
Institutional 14%
Other 1%
Spain 91%
Europe – Other 6%
USA 1%
Middle East 1%
LATAM 1%
APAC 0%

Flagship Funds Deployment Profile[2]



Primary Funds 75%
Secondary 14%
Co-investments 11%
UK & Ireland 30%
DACH 27%
Nordic 17%
France 10%
Benelux 10%
USA 4%
Italy 2%

72

Qualitas Funds Investment Approach Focus on the European lower mid-market Efficient fund size Data-driven investment selection Co-investment and secondaries Transparent results Value Drivers European funds <€500MM Fund fully committed in 12-18 months Unique proprietary data base following >7,000 funds Up to 30% invested in co-investment and secondaries Market-leading investor information Benefits Higher return and lower risk than large-caps Faster deployment and return of capital Better fund selection based on Qualitas Funds’ algorithm Faster deployment and return of capital Real-time results of the entire portfolio

Focus on European Lower Mid-Market Favorable Capital Supply/Demand Balance in LMM Higher Returns1, Lower Risk2 in EU LMM Qualitas Funds Underlying Company Profile Mega (> €5Bn) Large (€2-5Bn) EU Private Equity Lower-Mid (€50-500MM) Large (> 250 employees) Mid (50-249 employees) Small (10-49 employees) Micro (1-9 employees) Weight in EU Economy Mid (€500MM-2Bn) Annualized Returns (2013-2023) Annualized Volatility (2013-2023) Buy at low multiples Ev/EBITDA 7-8x Low leverage Net/Debt/EBITDA 1.5-2x Mature companies Sales (€MM) 50-75 Profitable Target EBITDA margin 15-20% High growth Target EBITDA growth 20-25%

Transaction Summary Transaction P10 has agreed to acquire 100% of the issued and outstanding equity interests of Qualitas Equity Funds SGEIC, S.A. (“Qualitas Funds”) P10 is acquiring 100% of the fee-related earnings and the transaction does not include any carried interest for legacy funds 10% of future carry related to future funds will be allocated to P10 employees that play a role in the success of Qualitas Funds Upfront Consideration $63 million in upfront consideration $42.25 million in cash The vast majority of the net cash consideration is expected to be reinvested into Qualitas Funds products $20.75 million in P10 stock Stock consideration subject to lock-up release over 3 years Earnout Consideration Up to $35 million1 in earnout consideration driven by revenue from new funds Based on run-rate net revenue associated with new funds raised post-closing through 2027 Earnout consideration up to 65% cash at the option of the owners Management / Governance Qualitas Funds will continue to be managed by its current Managing Partners who shall have control of its day-to-day operations, including investment and investment committee processes P10 to control the Qualitas Funds Board through three of five director seats Financial Impact Transaction is expected to close in Q1’25, including approval from the Spanish regulator Expected to be modestly accretive to fully-taxed ANI EPS in 2025 Upfront cash consideration financed with cash on hand and newly refinanced debt facility with very modest increase in leverage

Strategic Rationale Demonstrates strong investor loyalty with re-up rates ~80% 3 Represents financially attractive terms, with fully-taxed ANI EPS accretion in 2025E and FRE growth accretion 5 Builds on existing strong relationship with P10 through RCP Advisors and Hark Capital 4 Establishes European presence in an important P10 asset class, lower-middle market private equity primaries and directs, with an investment approach extremely complementary with RCP Advisors 1 Expands access to the private wealth and UHNW channels through strong distribution relationships with leading European private banks and wealth management platforms 2 Creates alignment of incentives with P10 stock component of consideration and earnout focused on growth 6

Shared Services Mark Hood – EVP, CAO

Insights to Shared Services Define core elements of our shared services model Demonstrate the value of our model across the platform Detail how our model fosters organic growth and supports inorganic growth 1 2 3

Rich Capabilities to Support Growth P10 Team Financial Management Legal, Regulatory, and Compliance Operations Data and Technology

Financial Management Guidance & Oversight Decades of private markets financial experience provides guidance and oversight Internal/external audit Financial vehicles or partnerships Maximizing opportunities Banking Relationships Powerful banking relationships fuel growth initiatives Shared banking syndicate Internal Alignment Strong relationships between CFOs create a culture of collaboration and alignment The business moves forward as we execute on our growth plan across the platform Technology Advantage We curate top-tier technologies, so our strategies don’t have to Vendor management, evaluation, contracting, budgeting, planning, and system selection Anaplan used for forecasting and budgeting across the platform Capital Formation We can leverage our size and experience to assist strategies with fundraising and capital formation World-class and disciplined process supports deepening and expanding client relationships

Corporate Team The corporate team can support a wide range of operational functions, depending on the need of our current strategies and future acquisitions Broad Set of Operational Capabilities Strategies and acquisitions Human Capital Management Shared Technology Employee Benefits Culture Building Leases and Buildouts

Legal, Regulatory, and Compliance Regulatory Assisting strategies as they navigate federal, state, and international regulatory landscape Employee regulatory support Legal Legal support and thought leadership by P10’s General Counsel Compliance Chief Compliance Officer network and collaboration SOX Compliance RIA Compliance

Infrastructure, technology, and application support helps strategies manage mission-critical data and information Tools and support for portfolio monitoring, reporting, pipeline management, and benchmarking Aggregation of data at corporate level for management and communication of KPIs to stakeholders Curation of data at the strategy level (GPScout) Data to inform marketing and product decisions Enterprise security across the platform Data & Technology Capabilities P10 Data Lake Consolidated View of Operations Private Equity Private Credit Venture Capital

Investment strategy teams focus on what they do best: serving clients and delivering great returns Shared Services Model Supports our Growth Plan Organic Growth Corporate team takes on the complex back-office functions so strategies can focus on delivering durable alpha We’re building operational excellence by providing world-class tools and technology We uncover and develop growth opportunities and pathways to innovation Inorganic Growth Prospective partners find our model attractive because we can tailor our model to meet their needs; this is the power of our shared services model Supports rapid assimilation and cultural integration Rich collaboration adds value to the client experience Operations Financial Management Operations Legal, Regulatory, and Compliance Data and Technology

Key Takeaways 85 Enables our strategies to focus on delivering durable alpha to clients Drives organic and inorganic growth Widens the aperture of prospective partners as we scale our offerings to meet the needs of firms large and small Supports a culture of collaboration that drives value for clients

GPScout Overview Alex Abell – Managing Partner, RCP

Data-driven Underwriting Unique analytical tools support due diligence and evaluation Ongoing monitoring of a variety of private transactional and operating metrics Proprietary benchmarking at the company level Coordinated Sourcing Coordinated sourcing efforts within a process-driven approach to ensure dialogue with GPs in the ecosystem Annual grading system based on deeply informed qualitative and quantitative analysis years of data accumulation and analytics at the underlying manager, fund, and portfolio company levels for robust analysis1 Data Sourcing & Collection Deeply integrated platforms allow for deep insights through deal-level benchmarking and data visualizations as a key step of the investment due-diligence process. 20+ 5.6K+ Investment Firms 10.2K+ Investment Funds 47K+ Individual Transactions 31K+ Private Companies 317K+ Financial Metrics

Our Data Comes From the Broader Market, Not Just Our Own Investments Source of 49,637 Transactions

Last 20 Years: # of Transactions Per Year with Performance Metrics Our Data Collection Has Been Robust for 20+ Years

MOIC Revenue CAGR Entry EBITDA Margin EBITDA CAGR Net Debt Levels at Entry Margin Improvement Purchase Price Multiples Other Characteristics… The Focus of Our Data Collection is on Operating Metrics as Well as Other Metrics of Underlying Deals

Key Components of Successful Data Collection Scale as an Investor Open Door Policy Dedicated Resources AI

The evaluation of performance for private equity managers is difficult Our deal level data fills in the missing pieces of the puzzle to provide a better view of the full picture Why is this data so important to decision making in PE?

Why Evaluation is Difficult? Flaws of Vintage Year Benchmarking Matching Timing Poor Samples Sets Matching Sector Matching Market Size Fund Level Leverage Time Until Meaningful Deal level data addresses many of these flaws The vintage year benchmarking dilemma

Examples of How Our Data Helps Make Better Decisions

Example #1: Market Level Analysis Average ROIC Over Time ROIC Distribution

Example #2: Deal Level Performance Benchmarking

Example #3: Operational Metrics Help Us Better Determine Who is Creating Alpha

Example #4: Validating a Manager’s Story

Example #4: Validating a Manager’s Story

Similar Types of Analysis Can be Run On: MOIC Revenue CAGR EBITDA Margin Margin Improvement Purchase Price Multiples Other Characteristics… Entry EBITDA Margin

Primary Fund Investing Critical to figuring out if a manager is truly outperforming its peers and validating their strategy Co-investing and Secondary Investing Making more informed underwriting assumptions All Investment Decisions Understanding broad market trends as they relate to any individual investment opportunity Proprietary Data Our aggregated industry and market data is leveraged across the P10 platform in a thoughtful and responsible way Our Data is Used in Primary Fund Investing, Secondary Investing, and Co-Investing Our Data Advantage gives us the ability to identify the investment opportunities that have the best potential for outperformance. It also helps us avoid opportunities that may underperform 1 2 3 4

Financial Model Amanda Coussens – EVP, CFO and CCO

FRE-Centric Business Model Highly-recurring, diversified revenues composed almost entirely of management and advisory fees FRR represents 98% of revenue1 FRE represents 98% of Adjusted EBITDA1 Aligned Incentives Carried interest structured to stay overwhelmingly with investment teams to optimize alignment with LPs Leading Investment Performance2 World-class strategies with demonstrated track records of generating durable alpha for our LPs Fundraising / AUM Growth Fees are predominantly on long-term, contractually committed capital Sticky LP base with high re-up rates Weighted-average remaining duration > 7 years Predictable, Stable Earnings Growth Attractive Margin Profile Significant Cash Flow Generation and Capital Allocation Optionality Compelling Business Model Built on Durable Fee-Related Earnings

High Quality Revenue, Strong Profitability and Robust Adjusted Net Income Growth1 Attractive, Fee-Based Financial Profile with Multiple Organic and Inorganic Levers Robust fee-paying AUM growth… …generating Fee-Related Revenue… ...with strong FRE and margins… …driving adj. net income growth Adj. Net Income: ‘21 – LTM Q2’242 ($M) Fee-Related Revenue: ‘21 – LTM Q2’24 ($M) Fee-Related Earnings: ‘21 – LTM Q2’24 ($M) Actual Fee-Paying AUM: ’21 – Q2’24 ($B) ’21 – Q2’24 CAGR: 14% ’21 – LTM Q2 ’24 CAGR: 23% ’21 – LTM Q2 ’24 CAGR: 18% ’21 – LTM Q2 ’24 CAGR: 22% FRR as a % of Total Revenue 98% 98% 99% 100% FRE Margin 49% 52% 55% 55%

History of Robust FPAUM Growth 13% 27% 10% ’21 – Q2’24 CAGR Actual FPAUM 14% CAGR ($B) Strong fund performance due to experienced investment teams Middle-and-lower-middle market investment focus Proprietary data platform Broad LP base with long standing relationships and strong re-up rates Diversified and complementary product mix

Straightforward Fee-Paying AUM Roll-Forward  ($B) 2021 A 2022 A 2023 A 1H 2024 A Starting FPAUM 12.7 17.3 21.2 23.3 Gross Raised 3.4 2.5 2.8 1.2 Gross Deployed 0.7 0.9 0.9 0.3 Stepdowns and Expirations (0.5) (1.2) (1.5) (0.9) NAV Change 0.0 0.0 (0.1) (0.0) Acquisitions 1.0 1.7 0.0 0.0 Ending FPAUM 17.3 21.2 23.3 23.8 Breakdown of FPAUM Flows Increase/Decrease Impact Description Capital Raised Represents new commitments to funds that earn fees on a committed capital fee base. Capital Deployed In certain vehicles, fees are based on capital deployed, as such increasing FPAUM. NAV Change1 NAV change consists primarily of the impact of market value appreciation (depreciation) from vehicles that earn fees on a NAV basis. Scheduled Fee Base Stepdowns2 Contractual reduction in fee-base timing known at outset of vehicle launch. Most vehicles do not change the charging basis from committed to invested capital upon stepdown. Fee Period Expirations2 Decreases in FPAUM due to fund expirations.

Composed almost entirely of management and advisory fees Earned primarily on committed capital from long- term, contractually locked up funds Fees based on committed capital throughout the life of our funds Attractive and growing revenue base with highly recurring and well diversified revenue and strong margins Catch-up fees Catch-up fees from our Direct & Co-Invest/Secondaries strategies are slightly less predictable than those from our Primary strategies due to the fund size and fundraising cadence Catch-up fees were $13.7M in the first half of 2024 Strong Foundational Fee Rates Average Fee Rate1 (bps) $14.9 $18.7 $22.2 $23.6 Average Actual FPAUM Management & Advisory Fees Excl. Direct & Co-Invest/Secondaries Catch-Up Fees Direct & Co-Invest/ Secondaries Catch-Up Fees ($B)

Strong revenue growth driven by: High quality, recurring revenue A fee base that is largely comprised of long-term, locked-in committed capital Diversified mix across investment solutions A mix of funds with carefully selected fund sizes that allow for frequent market presence History of Robust Revenue Growth 23% CAGR Fee-Related Revenue ($M)1 100% 99% 98% 98% FRR as a % of Total Revenue

Strong Fee-Related Earnings and Stable Operating Costs As a % of Fee-Related Revenue1 Fee-Related Earnings ($M)1 Fee-Related Compensation Fee-Related G&A and Professional Fees Fee-Related Earnings Margin 18% CAGR

Compensation Structure Aligned with Performance Salaries and Cash Bonuses Stock-Based Compensation Carried Interest On average, bonuses are 30%-40% of base salary for eligible employees, providing significant incentive to outperform Bonuses are allocated to employees from approved, budgeted bonus pools for each strategy based on performance Creates meaningful alignment of interests between employees and shareholders Long-term incentive plan with multi-year vesting as part of year-end compensation Carried interest is generally not included in our consolidated financial results and is predominantly allocated directly to strategy teams Differentiated structure relative to peers provides significant economic incentive to outperform, and aligns interests with both public shareholders and LPs Of Total Equity Owned by Insiders Out of 271 Employees with Equity in P10 Investment Professionals with Carried Interest Allocations Across Strategies ~45% 180 100+ All data as of 6/30/2024

Adjustments to EBITDA and Fee-Related Earnings   For the Years Ended December 31, Twelve Months Ended June 301, (in thousands of $) 2021 2022 2023 2024 Net (loss)/income 10,767 29,399 (7,772) 1,990 Adjustments: Depreciation & amortization 30,703 28,028 31,472 30,003 Interest expense, net 37,497 9,505 21,872 23,165 Income tax expense (benefit) (7,070) 6,064 4,632 9,101 Non-recurring expenses 8,807 9,587 13,874 10,273 Non-cash stock-based compensation 2,416 9,587 21,519 24,837 Non-cash stock-based compensation - acquisitions - 9,029 8,674 3,576 Non-cash stock-based compensation - CEO transition - - 6,331 6,331 Earn out related compensation - 5,612 22,992 17,322 Adjusted EBITDA 83,120 106,811 123,594 126,598 Less: Non-Fee Related Income - (334) (497) (2,115) Fee-Related Earnings 83,120 106,477 123,097 124,483

Balance Sheet and Capital Allocation

Balance sheet light model

High free cash flow generation

Modest leverage and enhanced financial flexibility with refinanced bank facility

2.3x Net Debt/LTM Adj. EBITDA[1]

Dividends
Grown dividend ~17% since inaugural dividend two years ago

Investment in Growth / M&A

Share Repurchase
Repurchased ~8.3M shares since May of 2022[1]

Debt Repayment

112

More Directly Comparable Financial Disclosure Pre-2024 2024 2025 Longer-Term AUM ✓ ✓ FPAUM ✓ ✓ ✓ ✓ FRR, FRE and FRE Margin ✓ ✓ ✓ Adjusted EBITDA and Margin ✓ ✓ Adjusted Net Income (and per share) ✓ ✓ ✓ Fully-Taxed Adjusted Net Income (and per share) ✓ ✓

Key Messages Demonstrated strong historical FPAUM growth across our strategies driving attractive revenue and earnings growth FRE-centric business model built on management fees, aligning incentives and driving highly-recurring, diversified revenues Platform is scalable as we execute on our organic and inorganic growth initiatives Efficient financial structure presents investors with transparency, simplicity and predictability as we execute our growth strategy Consistent approach to capital allocation

Outlook and Concluding Remarks Luke A. Sarsfield III – Chairman and CEO

Optimize Leadership Team / Corporate Organization Head of Strategy and M&A – Arjay Jensen Global Head of Client Solutions – Sarita Narson Jairath Improved Board governance, e.g., first Lead Independent Director, Tracey Benford Drive Increased Organic Growth by Deepening and Expanding Our Client Franchise Raised over $1.5B in FPAUM in 1H24 61% of $2.5B gross target for full year 2024 Key 1H24 highlights: Private Equity Solutions: $515M Venture Capital Solutions: $498M Private Credit Solutions: $500M Re-accelerate M&A Building a process-driven and proactive M&A effort Progress on sourcing / pipeline development Exercising the M&A muscle Increased financial flexibility from recent refinancing Drive Operational Efficiencies Through Collaboration and Data Insights Leveraging holistic view of data and analytics to inform fund performance, KPIs, strategy and product development The solid foundation that has been built to date will form the basis of our success going forward Over the last 11 months, we’ve upgraded organizational capabilities, established and communicated a clear growth strategy, and focused on world-class execution Wrap-Up and Outlook Deliver Enhanced Transparency Introduced FRR, FRE, FRE Margin in 1Q24 Fully-taxed ANI and Fully-taxed ANI EPS More granular fund-level fundraising updates 1 2 3 4 5

Wrap-Up and Outlook Private Equity Solutions Strong and attractive businesses in the middle and lower-middle market with world-class track records that together are highly complementary Private Credit Solutions Differentiated and specialized strategies with expertise in market segments with attractive competitive dynamics. Opportunities to scale and leverage first mover advantage Venture Capital Solutions Fund of fund market leadership driven by proven sourcing methods, superior investment process, and access to elite, access constrained investment opportunities. All of which is supported by a long history of delivering durable alpha across many economic cycles World-class private markets strategies, with long track records of alpha generation

Organic growth initiatives are focused on deepening and expanding our large and diverse global client base, including through introducing new vehicles and channels Clear focus on re-accelerating M&A with a process-driven, proactive approach. Our goal is to become a partner of choice for premium global assets with the ability to deliver value and aligned incentives The shared services model supports organic and inorganic growth by offering rich and scalable capabilities to meet the needs of each platform strategy Our FRE-centric business model is built on management fees from long-term committed capital, providing visibility and predictability. The model enhances stakeholder alignment and supports collaboration across the platform Organic and inorganic growth levers supported by shared services and compelling business model Wrap-Up and Outlook 1 2 3 4

119 We intend to more than double FPAUM over the next five years The vast majority of that will come from organic growth We execute on value-creating M&A that will also grow FPAUM Core organic FRE margins (excluding M&A) will expand from the mid-40s% in the near to intermediate term, to near 50% in the out years Wrap-Up and Outlook $23.8 B $50+ B

Thank You info@p10alts.com

Appendix

Performance Summary

Preeminent investment teams with a superior track record across portfolio solutions[1]

RCP / Advisors

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
Fund I	2003	$92	105%	13.6%	1.8x
Fund II	2005	$140	109%	8.1%	1.5x
Fund III	2006	$225	107%	6.7%	1.4x
Fund IV	2007	$265	110%	14.4%	2.0x
Fund V	2008	$355	121%	13.4%	1.7x
Fund VI	2009	$285	114%	15.5%	2.0x
Fund VII	2011	$300	114%	16.2%	2.0x
Fund VIII	2012	$268	115%	20.0%	2.3x
Fund IX	2014	$350	114%	17.1%	2.0x
Fund X	2015	$332	114%	17.3%	1.9x
SEF	2017	$104	103%	23.2%	2.0x
Fund XI	2017	$315	106%	17.3%	1.7x
Fund XII	2018	$382	109%	17.0%	1.6x
Fund XIII	2019	$397	98%	15.2%	1.4x
Fund XIV	2020	$394	82%	11.5%	1.2x
SEF II	2020	$123	62%	11.7%	1.2x
SEF III	2023	$123	3%	-	-
Fund XV	2021	$435	72%	11.3%	1.2x
Fund XVI	2022	$433	35%	-	-
Fund XVII	2022	$334	8%	-	-
Fund XVIII	2023	$285	1%	-	-
Fund XIX	2024	$37	-	-	-
Secondary Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
SOF I	2009	$264	111%	21.1%	1.7x
SOF II	2013	$425	111%	10.2%	1.3x
SOF III	2018	$400	102%	33.7%	1.8x
SOF III Overage	2020	$87	90%	28.6%	1.7x
SOF IV	2021	$797	50%	21.0%	1.3x
Co-Investment Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
Direct I	2010	$109	83%	42.7%	2.9x
Direct II	2014	$250	89%	25.7%	2.5x
Direct III	2018	$385	94%	19.8%	1.8x
Direct IV	2021	$645	66%	14.3%	1.2x
Combination Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
Multi-Strat I	2022	$301	47%	-	-
Multi-Strat II	2023	$311	23%	-	-

BONACCORD CAPITAL PARTNERS

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
GP Stakes Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
Fund I	2019	$724	77%	15.4%	1.4x
Fund II	2022	$890	34%	-	-
Co-invest	2022	$56	60%	-	-

TrueBridge

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
Fund I	2007	$311	93%	13.1%	2.9x
Fund II	2010	$342	83%	20.2%	5.0x
Fund III	2013	$409	92%	17.1%	3.2x
Fund IV	2015	$408	91%	25.7%	3.4x
Fund V	2017	$460	90%	23.7%	2.3x
Fund VI	2019	$611	101%	9.4%	1.3x
Fund VII	2021	$769	52%	–	–
Fund VIII	2023	$883	6%	–	–
Seed & Micro I	2019	$174	81%	9.3%	1.2x
Seed & Micro II	2022	$195	29%	–	–
Blockchain I	2022	$63	42%	–	–
Secondary Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
Secondaries I	2022	$230	24%	-	-
Co-Investment Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
Direct Fund I	2015	$125	97%	31.3%	2.9x
Direct Fund II	2019	$196	101%	9.4%	1.3x
Direct Fund III	2021	$253	44%	–	–

1. See performance disclosure notes at the back of this presentation.

122

Performance Summary (continued)

Preeminent investment teams with a superior track record across portfolio solutions[1]

WTI

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Credit Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
VLL I	1994	$47	100%	63.3%	5.9x
VLL II	1997	$110	100%	61.4%	2.7x
VLL III	2000	$217	75%	4.3%	1.2x
VLL IV	2004	$250	100%	15.9%	2.2x
VLL V	2007	$270	75%	9.7%	1.7x
VLL VI	2010	$294	95%	13.9%	2.0x
VLL VII	2012	$375	100%	11.3%	1.7x
VLL VIII	2015	$424	98%	8.9%	1.4x
VLL IX	2018	$460	100%	10.9%	1.4x
WTI X	2021	$500	75%	10.6%	1.1x
WTI XI	2024	$322	8%	-	-

HARK CAPITAL

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
NAV Lending Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
Fund I	2013	$106	119%	11.0%	1.3x
Fund II	2017	$202	75%	11.4%	1.6x
Fund III	2021	$400	77%	12.3%	1.2x
Fund IV	2022	$645	44%	-	-

Five Points CAPITAL

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Equity Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
Fund I	1998	$101	100%	12.7%	2.1x
Fund II	2007	$152	100%	12.5%	1.8x
Fund III	2013	$230	94%	25.3%	2.6x
Fund IV	2019	$230	84%	2.5%	1.1x
Credit Funds (Fund size as of 6/30/24, performance as of 3/31/24)					
Fund I	2006	$162	100%	12.2%	2.0x
Fund II	2011	$227	99%	8.6%	1.7x
Fund III	2016	$289	74%	25.7%	2.9x
Fund IV	2022	$357	50%	–	–

EnhancedCapital

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Private Credit (Fund size as of 6/30/24, performance as of 3/31/24)					
Small Business Lending	2012	$225	100%	6.1%	1.5x
Project Finance	2017	$136	100%	8.5%	1.2x
Project Finance, Small	2021	$445	100%	11.9%	1.2x
Private Credit – Concessionary (Fund size as of 6/30/24, performance as of 3/31/24)					
Proprietary Capital Vehicles	2002	$542	N/A	4.7%	1.1x
Tax Credits (Fund size as of 6/30/24, performance as of 3/31/24)					
Project Finance – Tax Credit	N/A	$621	N/A	20%+	1.2x

1. See performance disclosure notes at the back of this presentation.

123

Below is a description of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure. Fee Paying Assets Under Management (FPAUM) FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. Adjusted EBITDA In order to compute Adjusted EBITDA, we adjust our GAAP net income for the following items: Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation); The cost of financing our business; One-time expenses related to restructuring of the management team including placement/search fees; Acquisition-related expenses which reflects the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition; Registration-related expenses includes professional services associated with our prospectus process incurred during the period, and does not reflect expected regulatory, compliance, and other costs associated with which may be incurred subsequent to our Initial Public Offering; and The effects of income taxes Adjusted EBITDA Margin Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total GAAP revenues. We use Adjusted EBITDA Margin to provide an additional measure of profitability. Adjusted Net Income (ANI) We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budget and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects an estimate of our cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes. Fully Diluted ANI EPS Fully diluted Adjusted Net Income Earnings Per Share is a calculation that assumes all the Company’s securities were converted into shares, not just shares that are currently outstanding. Fee-Related Revenues Fee-Related Revenues is calculated as Total Revenues less any incentive fees. Fee-Related Earnings Fee-Related Earnings is a non-GAAP performance measure used to monitor our baseline earnings less any incentive fee revenue and excluding any incentive fee-related expenses. Fee-Related Earnings Margin Fee-Related Earnings Margin is calculated as Fee-Related Earnings divided by Fee-Related Revenue. Net IRR Refers to Internal Rate of Return net of fees, carried interest and expenses charged by both the underlying fund managers and each of our solutions. Net ROIC Refers to return on invested capital net of fees and expenses charged by both the underlying fund managers and each of our solutions. Fund Size Refers to the total amount of capital committed by investors and, when applicable, the U.S. Small Business Administration to each fund disclosed. Called Capital Refers to the amount of capital provided from investors, expressed as a percent of the total fund size. PF Refers to “pro forma” and indicates a number that was adjusted from actual. A Refers to “actual” and indicates a number that is unadjusted.  Supplemental Share Information Class A shares (CUSIP # 69376K106) trade on the NYSE as PX and have one vote per share. Class B shares (CUSIP # 69376K205) are not tradeable in the open market and have ten votes per share. The Class B shares are convertible at any time at the option of the holder into Class A shares on a one-for-one basis, irrespective of whether or not the holder is planning to sell shares at that time. All previous shareholders of P10 Holdings, Inc. (OTC: PIOE) had their shares converted to Class B shares of P10 at the time the Company was listed on the NYSE. The simplest way to sell Class B shares is to first contact your broker and convert them to Class A shares, which can then be sold on the NYSE. Further note that Class B shares held by P10 insiders are under a lock up agreement. Please refer to our amended and restated certificate of incorporation for a full description of the Class A and Class B shares. Ownership Limitations P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10 and it expires at the third anniversary of the IPO, October 2024. Key Terms & Supplemental Information

Performance Disclaimer The historical performance of our investments should not be considered as indicative of the future results of our investments or our operations or any returns expected on an investment in our Class A common stock. In considering the performance information contained in this prospectus, prospective Class A common stockholders should be aware that past performance of our specialized investment vehicles or the investments that we recommend to our investors is not necessarily indicative of future results or of the performance of our Class A common stock. An investment in our Class A common stock is not an investment in any of our specialized investment vehicles. In addition, the historical and potential future returns of specialized investment vehicles that we manage are not directly linked to returns on our Class A common stock. Therefore, you should not conclude that continued positive performance of our specialized investment vehicles or the investments that we recommend to our investors will necessarily result in positive returns on an investment in our Class A common stock. However, poor performance of our specialized investment vehicles could cause a decline in our ability to raise additional funds and could therefore have a negative effect on our performance and on returns on an investment in our Class A common stock. The historical performance of our funds should not be considered indicative of the future performance of these funds or of any future funds we may raise, in part because: market conditions and investment opportunities during previous periods may have been significantly more favorable for generating positive performance than those we may experience in the future; the performance of our funds is generally calculated on the basis of net asset value of the funds’ investments, including unrealized gains, which may never be realized; our historical returns derive largely from the performance of our earlier funds, whereas future fund returns will depend increasingly on the performance of our newer funds or funds not yet formed; our newly established funds typically generate lower returns during the period that they initially deploy their capital; changes in the global tax and regulatory environment may affect both the investment preferences of our investors and the financing strategies employed by businesses in which particular funds invest, which may reduce the overall capital available for investment and the availability of suitable investments, thereby reducing our investment returns in the future; in recent years, there has been increased competition for investment opportunities resulting from the increased amount of capital invested in private markets alternatives and high liquidity in debt markets, which may cause an increase in cost and reduction in the availability of suitable investments, thereby reducing our investment returns in the future; and the performance of particular funds also will be affected by risks of the industries and businesses in which they invest. Enhanced Capital Performance Disclosures: Performance information shown for deal activity from 05/06/02 through 3/31/24. All investments bear the risk of loss. Risks include non-payment of loans by borrowers and recapture of tax credits due to lack of following program compliance rules. Past performance is not indicative of future results. All statistics exclude “Outreach Deals” which are transactions that Enhanced executes for pure impact, without expectation of financial return. A list of these deals is available upon request. Small Business Lending Net Reflects limited partner returns after allocation of management fees, general fund expenses, investment expenses, income earned on cash and cash equivalents, any carried interest to the general partner, and any other fees and expenses. Limited partners’ IRRs may vary based on the dates of their admittance to the Fund. There can be no assurance that unrealized investments will be realized at the valuations used to calculate the IRRs contained herein and additional fund expenses and investment related expenses to be incurred during the remainder of the Fund’s term remain unknown and, therefore, are not factored into the calculations. Any anticipated Carried Interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net unrealized value of remaining investments represent valuation estimates made by the general partner using the most recent valuation data provided by the portfolio companies. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net unrealized values used in connection with calculations referenced herein. Past performance is not a guarantee of future results, and there can be no assurance that any fund will achieve comparable results. Please note the Fund utilizes a subscription-based credit facility to bridge capital calls. Accordingly, many of the Fund's underlying investments may have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculations contained herein, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). All investments bear the risk of loss. Risks include non-payment of loans by borrowers. Past performance is not indicative of future results. Project Finance Net loan performance only includes loans and participations that Enhanced has sourced on behalf of its relationship with two entities since 10/19/2018, inception of the arrangement. Fee structure includes 50% split of origination fee, and 12.5% carried interest above 7% hurdle with an 100% carry catch up. This includes sourcing and participation relationships that did not involve Enhanced providing investment advice or any investment advisory services and as such were not part of Enhanced’s registered investment adviser business at the time the transactions were consummated. These relationships are included in the track record, however, as the subject transactions are representative of transactions that Enhanced would recommend to investment advisory clients. Excludes fund-level professional fees as these loans and participations were not within a fund structure with professional fees to offset the gross returns. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Actual returns may differ materially. All investments bear the risk of loss. Risks include non-payment of loans by borrowers. Past performance is not indicative of future results. Additional Disclaimers

Enhanced Capital Performance Disclosures (continued): Project Finance, Small Net is hypothetical and includes .16x leverage ($65M) as of December 2023, leverage cost of BSBY + 3% (8.44% as of 12/31/23) calculated based on the average debt balance outstanding for the quarter, 1.5% management fee paid to Enhanced on capital deployed, and 15% carried interest above 7% hurdle with a 100% carry catch up. The unrealized component of the returns is based on the 3/31/23 fair value of the investment and assumes liquidation at that FMV on 4/1/24. Excludes fund-level professional fees. Performance includes closing fees which are realized in full at investment inception resulting in early investment return metrics in excess of the expected yield to maturity. These returns regresses toward the expected yield to maturity over the full duration of the investment. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Actual returns may differ materially. Loan performance only includes impact investments in which Enhanced has sourced to Project Finance, Small since September 2021, inception of the advisory agreement. All investments bear the risk of loss. Risks include non-payment of loans by borrowers. Past performance is not indicative of future results. Impact Credit Net is hypothetical and assumes .75x leverage, leverage cost of a benchmark rate plus 300 bps which is represented as 4% per annum from 2002 through 2021 and 5% in 2022, and 8.2% in 2023 and onward. Net also assumes a 1.5% management fee on capital deployed, 45% leverage paydown per period, based on available cashflow, 15% carried interest above 7% hurdle with an 80% carry catch up. The unrealized component of the returns is based on the 12/31/23 fair value of the investment and assumes liquidation at that FMV on 01/01/24. Track record is inclusive of sourcing and participation relationships that did not involve Enhanced providing investment advice or any investment advisory services and as such were not part of Enhanced’s registered investment adviser business at the time the transactions were consummated. These relationships are included in the track record, however, as the subject transactions are representative of transactions that Enhanced would recommend to investment advisory clients. Excludes fund-level professional fees. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Actual returns may differ materially. All investments bear the risk of loss. Risks include non-payment of loans by borrowers. Excludes fund-level professional fees. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Past performance is not indicative of future results. Actual returns may differ materially. Impact Equity excludes Low-Income Housing Tax Credits and New Markets Tax Credits which are not offered to non-bank investors. Enhanced Capital Performance Disclosures (continued): Impact Equity returns are hypothetical. Historic Tax Credit deals with a 1-year credit assume a 0% Management Fee and a 30% Profit Share. Historic Tax Credit deals with a 5-year credit assume a 0.5% Management Fee and a 20% Profit Share. IRRs for Historic Tax Credit transactions are not recorded as the credits trade at a discount to par. The IRRs reflected only represent Renewable Energy Tax Credit transactions and are the product of a very short hold period. All investments bear the risk of loss. Risks include recapture due to lack of following program compliance rules. Investments in tax credits are not securities investments and returns shown do not reflect a return achieved on investment securities. Excludes fund-level professional fees. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Past performance is not indicative of future results. Actual returns may differ materially. Proprietary Capital Vehicles Net is hypothetical and assumes .75x leverage, leverage cost of a benchmark rate plus 300 bps which is represented as 4% per annum from 2002 through 2021 and 5% in 2022 and onward. Net also assumes a 1.5% management fee on capital deployed, 45% leverage paydown per period, based on available cashflow, 15% carried interest above 7% hurdle with an 80% carry catch up. The unrealized component of the returns is based on the 3/31/24 fair value of the investment and assumes liquidation at that FMV on 4/01/24. Excludes fund-level professional fees. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Actual returns may differ materially. All investments bear the risk of loss. Risks include non-payment of loans by borrowers. Past performance is not indicative of future results. Tax Credits excludes Low-Income Housing Tax Credits and New Markets Tax Credits which are not offered to non-bank investors. Tax Credits returns are hypothetical. Historic Tax Credit deals with a 1-year credit assume a 0% Management Fee and a 30% Profit Share. Historic Tax Credit deals with a 5-year credit assume a 0.5% Management Fee and a 20% Profit Share. IRRs for Historic Tax Credit transactions are not recorded as the credits trade at a discount to par. The IRRs reflected only represent Renewable Energy Tax Credit transactions and are the product of a very short hold period. All investments bear the risk of loss. Risks include recapture due to lack of following program compliance rules. Investments in tax credits are not securities investments and returns shown do not reflect a return achieved on investment securities. Excludes fund-level professional fees. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Past performance is not indicative of future results. Additional Disclaimers

RCP Advisors Performance Disclosures: Past performance does not predict, and is not a guarantee of, future results. The historical returns of RCP Advisors are not necessarily indicative of the future performance of a Fund and there can be no assurance that the returns described herein or comparable returns will be achieved by any Fund. RCP’s investment strategy is subject to significant risks and there is no guarantee that any RCP Fund will achieve comparable results as any prior investments or prior investment funds of RCP. The performance information presented reflects 3/31/24 cash flows with 3/31/24 underlying investment valuations unless stated otherwise. Performance metrics are preliminary, estimated and subject to change. Performance information for RCP’s later vintage-year funds is not included in the performance tables contained herein; RCP believes that the results are not yet meaningful, and analysis of later vintage fund data may be irrelevant. Funds that are fully liquidated (Fund I, Fund II, Fund III, Fund IV, Fund V and SOF I). Funds that are currently investing (SEF III, Multi-Strat II, Fund XVIII, SOF IV, Direct IV). Net Performance Metrics (Highest Fee Rate). Net ROIC, Net D/PI, and Net IRR reflects the return of a “representative investor” in a particular Fund that: (i) is in good standing; (ii) where more than one investment vehicle is established to accommodate investors with different tax and/or regulatory requirements, invested in such Fund via the Delaware “onshore” vehicle; (iii) subscribed at the earliest closing in which unaffiliated LPs paying the highest level of fees and expenses (including, without limitation, management fees, carried interest and, in the case of certain earlier vintage RCP Funds, “due diligence fees,” if applicable) chargeable to an investor in such Fund were admitted; (iv) is not affiliated with the Fund’s general partner; and (v) is/was not excused or excluded from any underlying investments made by such Fund. Certain limited partners, who have met specific requirements, may have different preferred returns, as well as different carry percentages. In addition, the General Partner of each Fund may agree to reduce the management fees for certain limited partners in accordance with the applicable Fund’s Partnership Agreement. The actual performance returns of each investor may vary and are dependent upon the specific preferred return hurdles, management fees, and carried interest expense charged to such investor and the timing of capital transactions for such investor. Selection Criteria. The performance tables herein reflect the past performance of RCP’s commingled (i) funds-of-funds and dedicated secondary funds which are at least 50% funded (in the aggregate) at the underlying investment level and (ii) dedicated co-investment funds which have called at least 50% of capital commitments at the RCP Fund level; accordingly, certain other investment vehicles (including discretionary and non-discretionary separate accounts) which RCP has sponsored, advised, or sub-advised have been excluded. However, as of 3/31/24, Multi-Strat I was 47% called (in the aggregate) at the underlying investment level but exceeded 50% during the quarter, which we believe is materially important; hence its metrics are listed in the table. Performance information for RCP’s later vintage-year funds is not included in the performance tables contained herein; RCP believes that the results are not yet meaningful, and analysis of later vintage fund data may be irrelevant. Performance metrics are preliminary, estimated and subject to change. The actual performance returns of each investor may vary (in some cases, materially) and are dependent on a number of factors including, but not limited to, (a) the timing of an investor’s capital contributions, including as a result of a later subscription date and lower preferred return, (b) differences in fees or expenses allocable to certain investors as a result of taxes or other considerations, (c) the fact that certain investors may have negotiated reduced, waived or otherwise modified management fee and/or carried interest rates with the Fund’s general partner, and (d) the excuse or exclusion of an investor from one or more of such Fund’s investments. Accordingly, the actual performance of an individual investor may differ from the returns presented herein. In addition, because RCP typically utilizes a subscription-based credit facility to bridge capital calls for its commingled Funds, many investments have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculation, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the relevant Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). Furthermore, the fund-level Net IRR and Net ROIC calculations used herein measure the actual value of realized investments and estimated fair value of unrealized investments (as reported to RCP by the general partners of the underlying investments). There can be no assurance that unrealized investments will be realized at the valuations used to calculate the Net IRRs and Net ROICs contained herein, and additional fund expenses and investment related expenses to be incurred during the remainder of a particular Fund’s term remain unknown and, therefore, are not factored into the Net IRR and Net ROIC calculations. Any anticipated carried interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net “unrealized value” of remaining investments represent valuation estimates made by RCP using the most recent valuation data provided by the general partners of the underlying investments. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net “unrealized values” used in connection with calculations referenced herein. Disclaimers

RCP Advisors Performance Disclosures (Continued): RCP SEF Performance. Because RCP’s inaugural “small and emerging manager” fund (which was structured using two distinct parallel investment vehicles – RCP Small and Emerging Fund, LP (“SEF (Main)”) and RCP Small and Emerging Parallel Fund, LP (“RCP SEF Parallel”) – only accepted commitments from two unaffiliated (anchor) investors, the performance returns of SEF (Main) and RCP SEF Parallel contained herein reflect fee/carry rates not typically associated with RCP’s commingled funds (specifically, unaffiliated investors in such vehicles pay 0% management fees and 10% carried interest). The SEF (Main) and RCP SEF Parallel returns would be reduced by the effect of typical management fees charged to investors in RCP’s commingled funds. Performance information for RCP SEF Parallel is not included in the performance tables contained herein. As of 3/31/24, RCP SEF Parallel has a Net IRR of 23.0%, Net ROIC of 2.0x, and Net D/PI of 0.65. Direct Fund Performance. With limited exceptions, Direct Funds generally do not pay First-party management fees since the Direct Funds invest directly (or indirectly through special purpose vehicles) in equity investments and not in other private equity funds. The Direct Fund returns would be reduced by the effect of typical third-party management fees charged to RCP’s commingled primary and secondary funds. With respect to Direct IV only, an investor who contemporaneously made (or agreed to make) aggregate capital commitments to one or more RCP primary fund(s) (e.g., Fund XVI) or secondary fund(s) (e.g., SOF IV) in an amount no less than two (2) times the amount of such investor’s commitment to Direct IV, was eligible to be designated as a “Platform Limited Partner” and thus pay discounted management fees and carried interest in connection with its investment in Direct IV. The Direct IV returns of a non-Platform Limited Partner would be lower than the returns of a Platform LP due to the effect of higher fees/carried interest charged to such non-Platform LP. Realized vs. Unrealized Investments. The fund-level Net IRR and Net ROIC calculations used herein measure the actual value of realized investments and estimated fair value of unrealized investments (as reported to RCP by the general partners of the underlying investments), which involves significant elements of subjective judgment and analysis. There can be no assurance that unrealized investments will be realized at the valuations used to calculate the Net IRRs and Net ROICs contained herein, and additional fund expenses and investment related expenses to be incurred during the remainder of a particular Fund’s term remain unknown and, therefore, are not factored into the Net IRR and Net ROIC calculations. Any anticipated carried interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net “unrealized value” of remaining investments represent valuation estimates made by RCP using the most recent valuation data provided by the general partners of the underlying investments. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net “unrealized values” used in connection with calculations referenced herein. RCP Advisors Performance Disclosures (Continued): Effects of Leverage on IRRs. Because RCP typically utilizes a subscription-based credit facility to bridge capital calls for its commingled Funds, many investments have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculation, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the relevant Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). Disclaimers

Hark Performance Disclosures: ROIC: Represents the return on invested capital. ROIC is calculated by dividing the sum of distributions plus total partners’ capital by capital contributed. Total partners’ capital balance is the book assets (fair value of unrealized investments plus cash on hand and miscellaneous assets) less the liabilities at the measurement date. IRR: Represents the internal rate of return of the Fund. IRR is a time-weighted average expressed as a percentage. The IRR of an investment is the discount rate at which the net present value of costs (negative cash flows) of the investment equals the net present value of the benefits (positive cash flows) of the investment, including the current value of unrealized investments. Effects of Leverage on IRRs. Please note the Fund utilizes a subscription-based credit facility to bridge capital calls. Accordingly, many of the Fund's underlying investments may have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculations contained herein, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). Net ROIC, Net D/PI, and Net IRR: Reflects limited partner returns after allocation of management fees, general fund expenses, investment expenses, income earned on cash and cash equivalents, any carried interest to the general partner, and any other fees and expenses. Based on the highest applicable rate of management fees and carried interest to the general partner, as of 9/30/23, Hark II would have generated an 11.32% Net IRR and Hark III would have generated a 12.21% Net IRR. Not all limited partners pay the same management fee or carried interest. Furthermore, limited partners’ IRRs may vary based on the dates of their admittance to the Fund. There can be no assurance that unrealized investments will be realized at the valuations used to calculate the ROICs and IRRs contained herein and additional fund expenses and investment related expenses to be incurred during the remainder of the Fund’s term remain unknown and, therefore, are not factored into the calculations. Any anticipated Carried Interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net “unrealized value” of remaining investments represent valuation estimates made by RCP using the most recent valuation data provided by the general partners of the underlying funds. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net “unrealized values” used in connection with calculations referenced herein. Past performance is not a guarantee of future results, and there can be no assurance that any fund will achieve comparable results. Bonaccord Performance Disclosures: Net Performance for Bonaccord Capital Partners I is determined assuming a limited partner was admitted at the first closing and is subject to a 2.0% management fee during the investment period and a 1.5% management fee thereafter, a 20.0% carry, and an 8.0% preferred return. Certain investors were subject to lower management fee rates and/or carried interest, and accordingly experienced higher net returns. Effects of Leverage on IRRs. Please note the Fund utilizes a subscription-based credit facility to bridge capital calls. Accordingly, many of the Fund's underlying investments may have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculations contained herein, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). Bonaccord values its investments at estimated fair value as determined in good faith by Bonaccord. Valuations involve a significant degree of judgment. Due to the generally illiquid nature of the securities held, fair values determined Bonaccord may not reflect the prices that actually would be received when such investments are realized. The actual realized returns on unrealized investments will depend on, among other factors, future operating results and cash flows, future fundraising, the performance of the investment funds now existing or subsequently launched by the relevant sponsors, any related transaction costs, market conditions at the time of disposition and manner of disposition of investments, all of which could differ from the assumptions on which the valuations used in the performance data contained herein are based. Thus, the return for each such investment calculated after its complete realization most likely will vary from the return shown for that investment in this presentation. Similarly, the return for BCP I calculated after the complete realization of all of its investments most likely will vary from the return shown herein in the aggregate. Disclaimers

WTI Performance Disclosures: The performance data in this presentation represents past performance only and is not a guarantee of future results. All investments involve risks, including loss of principal. Fund values and investment returns will fluctuate, so that an investor’s value per membership interest may be worth more or less than their original cost. Current performance may be lower or higher than the performance data cited. The Internal Rate of Return (“IRR”) is determined on a cash contribution, distribution and remaining book value basis. For purposes of this presentation, unless otherwise noted: Net IRR is the IRR after deducting carried interest Confidentiality; Not an Offer to Sell. This important legal information is an integral part of the presentation for Western Technology Investment, LLC (“WTI”). This material is solely for informational purposes and is intended only for the named recipient, who by accepting it agrees to keep it confidential. This document shall not constitute an offer to sell or the solicitation of an offer to buy an interest (“Interest”) in any fund (“Fund”) sponsored by WTI which may be made only at the time a qualified offeree receives a Confidential Private Placement Memorandum describing the offering and related subscription agreement. Nothing contained herein constitutes investment, legal, tax or other advice nor is it to be relied on in making an investment or other decision.  Materials Qualified by Confidential Private Placement Memorandum. All information contained herein is qualified in its entirety by information contained in the Confidential Private Placement Memorandum for the relevant Fund. An investor should consider a Fund’s investment objectives, risks, charges and expenses carefully before investing. This and other important information about a Fund can be found in the Fund’s Confidential Private Placement Memorandum. Please read the Confidential Private Placement Memorandum carefully before investing.  Material is Current Only As Of Date Indicated. The information in this material is only current as of December 31, 2023, or as otherwise indicated, and may be superseded by subsequent market events or for other reasons. Statements concerning financial market trends are based on current market conditions, which will fluctuate. The information in this presentation may contain projections or other forward-looking statements regarding future events, targets or expectations regarding the Funds or markets in general. There is no assurance that such events or targets will be achieved, and may be significantly different from that shown here. The information in this material is unaudited. Regulatory Status. The Funds referenced herein are not registered under the Investment Company Act of 1940, as amended, in reliance on an exception thereunder. Interests in the Funds have not been and are not expected to be registered under the Securities Act of 1933, as amended, or the securities laws of any state and are offered and sold in reliance on exemptions from the registration requirements of said Act and such laws. These securities shall not be offered or sold in any jurisdiction in which such offer, solicitation or sale would be unlawful until the requirements of the laws of such jurisdiction have been satisfied. This material may not be reproduced or distributed without the express written permission of WTI. Certain Funds referenced herein are no longer offering Interests and are closed to new investors.  Private Funds Entail Risks. Private funds are speculative investments and are not suitable for all investors, nor do they represent a complete investment program. The Funds are available only to qualified investors who are comfortable with the substantial risks associated with investing in private funds. An investment in private funds includes the risks inherent in an investment in securities, as well as specific risks associated with the use of leverage, short sales, options, futures derivative instruments, investments in non-U.S. securities, junk bonds and illiquid investments. There can be no assurance that an investment strategy will be successful. Limited Transferability. Investors in the Fund have no right to redeem or transfer interests in the Funds. In addition, Interests will not be listed on an exchange and it is not expected that there will be a secondary market for interests. Tax Information. Investors in the Funds are typically subject to pass-through tax treatment on their investment. This may result in an investor incurring tax liabilities during a year in which it has not received a distribution of any cash from the Fund.  Performance Metrics. The performance data in this presentation represents past performance only and is not a guarantee of future results. All investments involve risks, including loss of principal. Fund values and investment returns will fluctuate, so that an investor’s value per membership interest may be worth more or less than their original cost. Current performance may be lower or higher than the performance data cited. The Internal Rate of Return (“IRR”) is determined on a cash contribution, distribution and remaining book value basis. For purposes of this presentation, unless otherwise noted: Net IRR is the IRR after deducting carried interest and management fees. Net Distributions are amounts distributed to investors, net of fees and carried interest. The net distribution multiple is the ratio of amounts distributed to investors to capital commitments called. Net TVPI is calculated as Current NAV plus Distributions divided by Capital Called. "Outstandings at Default" refers to the principal amount outstanding at the time a loan was determined to be in default (non-accrual status). "Recovery" refers to the cash and fair value of non-cash consideration received in full or partial payment of a defaulted loan, and may include both principal and interest payments. "Recovery to date percent" is calculated as Recovery Date divided by Outstandings at Default. "Losses" refers to any Outstandings at Default that are determined to be permanently uncollectible. "Reserves" refers to any amount, determined in accordance with GAAP, that is recorded as an offset to an outstanding balance. Disclaimers

WTI Performance Disclosures (continued): References to Specific Securities. To the extent specific securities are referenced herein, they have been selected by WTI on an objective basis to illustrate the views expressed in the presentation. Such references do not include all material information about such securities, including risks, and are not intended to be recommendations to take any action with respect to such securities. The holdings identified do not represent all of the securities purchased, sold, or recommended for WTI clients during the relevant period. Such references do not include all material information about such securities, including risks, and are not intended to be recommendations to take any action with respect to such securities. Because investment decisions are based on numerous factors, these references may not be relied upon as an indication of future investment intent on behalf of WTI.  The companies displayed as “Top 10 Positions Per Fund” have been chosen on the basis of the top ten companies by fair value. The companies listed are current as of December31, 2023. Additional Disclosures. The presentation has been prepared from sources believed reliable but is not guaranteed by us as to its timeliness or accuracy, and is not a complete summary or statement of all available data. The information contained herein is subject to change at any time based on market or other conditions, and WTI disclaims any responsibility to update this presentation. The information is not intended to be a forecast of future events, a guarantee of future results or investment advice. This presentation may not be relied upon as investment advice and may not be relied upon as an indication of investment intent on behalf of the firm. Disclaimers

Endnotes

Endnotes

SLIDE 5: KEY MESSAGES

1. Our non-GAAP reconciliation of Adjusted EBITDA can be found on slide 105

SLIDE 6: LEVEL SET – PROGRESS SINCE IPO

1. Total Revenue and Adjusted EBITDA represent 1H 2021 annualized
2. Total Revenue and Adjusted EBITDA represent 1H 2024 annualized
3. Our non-GAAP reconciliation of Adjusted EBITDA can be found on slide 105

SLIDE 10: WORLD-CLASS STRATEGIES WITH LONG TRACK RECORDS OF ALPHA GENERATION

Past performance does not guarantee future results. There is no guarantee that an investment with P10 will be successful.

SLIDE 11: WORLD-CLASS STRATEGIES WITH LONG TRACK RECORDS OF ALPHA GENERATION

1. Please see performance disclosures in Appendix. Net IRRs include the following funds -- RCP Primary: Funds III-XIII and SEF; RCP Secondary + Co-Invest: SOF I-III , SOF III Overage and Direct I-III; Bonaccord: Fund I; Private Credit: Enhanced Private Credit Vehicles 1, 2 and 3, Hark Funds I-III, WTI Funds V-IX, Five Points Credit Funds I-III. Past performance does not guarantee future results. There is no guarantee that an investment with P10 will be successful

SLIDE 14: COMPELLING BUSINESS MODEL BUILT ON DURABLE FEE-RELATED EARNINGS

1. LTM Q2'2024
2. Past performance does not guarantee future results. There is no guarantee that an investment with P10 will be successful

Our non-GAAP reconciliation of Adjusted EBITDA can be found on slide 105

SLIDE 20: RCP STRATEGY

1. This includes non-commingled funds

SLIDE 21: RCP'S EXCEPTIONAL PERFORMANCE TRACK RECORD

Please see performance disclosures in Appendix. Performance target ranges shown are targets that were in effect during the relevant periods and do not necessarily represent current or future targets. Net IRRs include Funds III-XIII and SEF for Primary Funds, SOF I-III an SOF III Overage for Secondary Funds and Direct I-III for Co-Investment Funds. Past performance does not guarantee future results

SLIDE 23: VALUE PROPOSITION

Targets herein are shown for illustrative and informational purposes only, and are based on various assumptions, including the historical performance for similar Bonaccord investment strategies within the sector, current market conditions, and potential investment opportunities that may be available. There is no guarantee that the assumptions upon which the target returns are based will materialize. Risks, uncertainties, and changes beyond our control (including changes in economic, operational, political or other circumstances) mean the actual performance of the Bonaccord strategies could differ materially from the target returns set forth herein. There is no guarantee that target returns will be achieved or that an investment in the strategies will not result in losses. Target returns are hypothetical and do not represent actual trading or the impact of material economic or market factors

SLIDE 24: COMPELLING MARKET DYNAMICS IN LOWER-MIDDLE MARKET PRIVATE EQUITY

1. Source: PitchBook and S&P Capital IQ. 1. PitchBook: Capital available to invest by fund size represents U.S. private equity overhang for vintage years 2016-2023. U.S. PE Funds: includes buyout, growth, co-investment, mezzanine, diversified PE, energy, and restructuring. As of 3/31/23
2. S&P Capital IQ: Commercially-active businesses in the U.S. All subsidiary and business establishment data are combined. Additionally, public sector entities are excluded. As of 1/29/24. There is no guarantee that recent market dynamics will continue

SLIDE 25: COMPETITIVE DYNAMICS IN MIDDLE MARKET ALTERNATIVE MANAGERS

Source: Bonaccord Capital Partners. Preqin. Press reports. Analysis includes published transactions executed with private markets sponsors by Dyal Capital (III-V), Blackstone (I-II), and Goldman Sachs Petershill (II-IV). These figures are based on publicly available information obtained by Bonaccord. Bonaccord has no involvement or affiliation with any of Dyal Capital, Blackstone or Petershill

1. Source: Bonaccord Capital Partners. Preqin
2. For illustrative purposes only. No assurance can be provided that any target raises will be achieved
3. Source: Press reports. Includes BCP Fund II target raise and the announced target raises of other funds with a similar investment strategy

SLIDE 26: EXTREMELY COMPLEMENTARY GENERAL PARTNER ECOSYSTEMS

1. AUM ranges use the 25th and 75th percentile of AUM for GPs related to RCP's Fund-of-Funds Fund XV-XVII and Bonaccord GP Stakes Fund I and II. Bonaccord AUM figures represent Regulatory AUM as of 3/31/24.

SLIDE 28: KEY TAKEAWAYS

There is no guarantee that an investment with P10 will be profitable

SLIDE 32: PRIVATE CREDIT SOLUTIONS

Source: Preqin, The Future of Alternatives 2028 Report. Excludes asset classes in which P10 does not currently have an offering, such as Hedge Funds

SLIDE 35: ENHANCED SMALL BUSINESS LENDING

1. Full-time and construction jobs supported and/or retained
2. Enhanced Capital defines Underserved Communities as NMTC Qualified Low-Income Areas, USDA Rural Areas, and Opportunity Zones
3. Enhanced Capital defines under-represented Populations as Women, Racial and Ethnic Minorities, Veterans, LGBTQIA+, people with disabilities, and/or other underserved groups

Note: Data as of December 31, 2023. All investments bear the risk of loss. Risks include non-payment of loans by borrowers. Past performance is not indicative of future results

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Slide 38: NAV Lending is a Growing Asset Class Source: Rede Partners, NAVigating NAV Financing, June 2024. There is no guarantee that recent market trends will continue Slide 39: Venture debt For a complete list of all portfolio companies WTI has funded see https://www.westerntech.com/ Slide 41: Flexible Debt Solutions Five Points FPAUM includes approximately $0.6B of Private Equity FPAUM Slide 46: TrueBridge Investment History Full portfolio of Fund and Direct investments is available upon request Slide 49: Venture is a Historically attractive asset class… Source: Cambridge Associates LLC Private Investments Database, Frank Russell Company, S&P's Thomson Reuters Datastream, and TrueBridge Capital Partners. Notes: Pooled private investment periodic returns are net of fees, expenses, and carried interest. Multi-year annualized returns are generated for time periods ended September 30, 2022. May not include fund-of-funds fees and expenses Slide 50: …But Manager Selection is Key Source: Cambridge Associates Q4 2021 Benchmarks Report. Notes: Returns for bond, equity, and hedge fund managers are average annual compound returns (AACRs) for the 15 years ended December 31, 2020, and only managers with performance available for the entire period are included. Returns for private investment managers are horizon internal rates of return (IRRs) calculated since inception to December 31, 2020. Time-weighted returns (AACRs) and money-weighted returns (IRRs) are not directly comparable. Cambridge Associates LLC’s (CA) bond, equity, and hedge fund manager universe statistics are derived from CA’s proprietary Investment Manager Database. Managers that do not report in U.S. dollars, exclude cash reserves from reported total returns, or have less than $50 million in product assets are excluded. Performance of bond and public equity managers is generally reported gross of investment management fees. Hedge fund managers generally report performance net of investment management fees and performance fees. CA derives its private benchmarks from the financial information contained in its proprietary database of private investment funds. The pooled returns represent the net end-to-end rates of return calculated on the aggregate of all cash flows and market values as reported to Cambridge Associates by the funds’ general partners in their quarterly and annual audited financial reports. These returns are net of management fees, expenses, and performance fees that take the form of a carried interest. Vintage years include 2006–2017 Slide 51: Flagship fund investments The specific investments identified are not representative of all of the investments made by TrueBridge. There can be no guarantee that similar investment opportunities will be available in the future or that TrueBridge will be able to exploit similar investment opportunities should they arise Slide 52: Exceptional Performance and Long-Term Track Record Note Please see performance disclosures in Appendix. Average Net ROICs and Average Net IRRs represent averages from Funds I-VI for Flagship Funds and Direct I and II for Co-Investment Funds. Past performance does not guarantee future results Slide 63: Large and Diverse Global LP Base Supports Growth vectors As of 6/30/24 From 6/30/21 to 6/30/24 Slide 65: Broadening through New Vehicles and Channels Averages of STEP, HLNE and GCMG Slide 72: p10 to expand internationally with acquisition of qualitas funds Excludes GP commitment Excludes Fund VI. As of 3/31/24 Slide 74: Focus on European lower mid-market Returns defined as annualized IRR Risk defined as standard deviation of annual return Slide 75: Transaction Summary Based on EUR/USD exchange rate of 1.10278 as of 9/11/24 Slide 87: Data Sourcing & collection Source: GPScout – RCP’s proprietary analytics database – provides private fund and investment-level performance data and analytics drawn from fundraising and diligence documents produced by general partners and publicly available information, as well as quarterly unaudited and audited annual financial statements produced by RCP’s underlying fund managers. As of 6/2/2024, GPScout contains information on 5,000+ fund managers and more than 10,000 funds. These documents are provided to RCP by the fund managers themselves. Please note: RCP’s database has been rebranded as GPScout. RCP’s subscription-based manager research platform, formerly named GPScout, has been rebranded as GPScout Navigator Slide 88: Our Data Comes From the Broader Market, Not Just Our Own Investments Source: GPScout. Data as of 12/31/2023 Slide 95: Example #1: Market Level Analysis Source: GPScout. For illustrative purposes only. All information contained herein is being provided solely for educational and informational purposes and may not be relied on in any manner as, legal, tax or investment advice or as an offer to sell or a solicitation of an offer to buy an interest in any investment sponsored by RCP or otherwise. This illustration shall not be construed as an offer to sell or a solicitation of an offer to buy any securities or investment products Endnotes

Endnotes

SLIDE 96: EXAMPLE #2: DEAL LEVEL PERFORMANCE BENCHMARKING

Source: GPScout. For illustrative purposes only. All information contained herein is being provided solely for educational and informational purposes and may not be relied on in any manner as, legal, tax or investment advice or as an offer to sell or a solicitation of an offer to buy an interest in any investment sponsored by RCP or otherwise. This illustration shall not be construed as an offer to sell or a solicitation of an offer to buy any securities or investment products

SLIDE 97: EXAMPLE #3: OPERATIONAL METRICS HELP US BETTER DETERMINE WHO IS CREATING ALPHA

Source: GPScout. For illustrative purposes only. All information contained herein is being provided solely for educational and informational purposes and may not be relied on in any manner as, legal, tax or investment advice or as an offer to sell or a solicitation of an offer to buy an interest in any investment sponsored by RCP or otherwise. This illustration shall not be construed as an offer to sell or a solicitation of an offer to buy any securities or investment products

SLIDE 98: EXAMPLE #4: VALIDATING A MANAGER'S STORY

Source: GPScout. For illustrative purposes only. All information contained herein is being provided solely for educational and informational purposes and may not be relied on in any manner as, legal, tax or investment advice or as an offer to sell or a solicitation of an offer to buy an interest in any investment sponsored by RCP or otherwise. This illustration shall not be construed as an offer to sell or a solicitation of an offer to buy any securities or investment products

SLIDE 99: EXAMPLE #4: VALIDATING A MANAGER'S STORY

Source: GPScout. For illustrative purposes only. All information contained herein is being provided solely for educational and informational purposes and may not be relied on in any manner as, legal, tax or investment advice or as an offer to sell or a solicitation of an offer to buy an interest in any investment sponsored by RCP or otherwise. This illustration shall not be construed as an offer to sell or a solicitation of an offer to buy any securities or investment products

SLIDE 103: COMPELLING BUSINESS MODEL BUILT ON DURABLE FEE-RELATED EARNINGS

1. LTM Q2'2024
2. Past performance does not guarantee future results. There is no guarantee that an investment with P10 will be successful

Our non-GAAP reconciliation of Adjusted EBITDA can be found on slide 105

SLIDE 104: ATTRACTIVE, FEE-BASED FINANCIAL PROFILE WITH MULTIPLE ORGANIC AND INORGANIC LEVERS

1. Adjusted EBITDA margin, Adjusted Net Income, and annualized financial measures presented on this page are non-GAAP financial metrics. Our non-GAAP reconciliation of Adjusted EBITDA can be found on slide 105
2. Adjusted Net Income adjusts for the impact of cash taxes

SLIDE 106: STRAIGHTFORWARD FEE-PAYING AUM ROLL-FORWARD

1. NAV change impact on P10's overall FPAUM is de minimis. For simplicity, the NAV change impact on FPAUM is grouped with the Stepdown and Expiration amounts
2. Decreases in FPAUM from fee based stepdowns and expirations are combined with NAV changes in the above graph. For the trailing twelve months, expirations and stepdowns totaled $1.4B. In the first half of 2024, expirations and stepdowns totaled approximately $900M. For the full year 2024 we expect approximately $1.5B in stepdowns and expirations

SLIDE 108: HISTORY OF ROBUST REVENUE GROWTH

1. Six Months Ended June 30, 2024 financials are unaudited

SLIDE 109: STRONG FEE-RELATED EARNINGS AND STABLE OPERATING COSTS

1. Six Months Ended June 30, 2024 financials are unaudited

SLIDE 111: ADJUSTMENTS TO EBITDA AND FEE-RELATED EARNINGS

1. Six Months Ended June 30, 2024 financials are unaudited

SLIDE 112: BALANCE SHEET AND CAPITAL ALLOCATION

1. As of 6/30/24

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